                                                                   Exhibit 10.24

                                                                Revised 12/18/03

                   NEWNAN CROSSING & PAVILION AT KING'S GRANT
                                    AMENDMENT

     This NEWNAN CROSSING, NEWNAN, GA AND PAVILION AT KING'S GRANT, CONCORD, NC. Amendment ("NEWNAN/GRANT AMENDMENT") by and AMONG Thomas Enterprises, Inc., ("Thomas"), FOURTH QUARTER PROPERTIES, XIV, LLC, AND FOURTH QUARTER PROPERTIES, XL, LLC. FOR NEWNAN AND FOURTH QUARTER PROPERTIES IV FOR GRANT (collectively, "Seller") and Inland Real Estate Acquisitions, [Illegible] its nominee, ("Purchaser") amends and modifies that certain agreement, (the "Agreement") dated November 29, 2001, and accepted on ????mber 30, 2001, (the "Agreement") as amended by the Newnan Pavilion Amendment on December 6, 2001, by Thomas and the owners of the original properties (the "Original Properties") as described as Property 2 and Properties 4-10 in the Agreement, AND AS FURTHER AMENDED ON APRIL 8, 2003 FOR THE BARRETT, HERITAGE, AND HIRAM PROPERTIES, AND FURTHER AMENDED ON JUNE 24, 2003 FOR THE FAYETTE PAVILION PHASES I, II, AND III.

     Seller hereby agrees to sell and Purchaser hereby agrees to purchase the NEWNAN CROSSING SHOPPING CENTER CONTAINING APPROXIMATELY 312,994 SQ. FT. LOCATED IN NEWNAN, GA ("THE NEWNAN PROPERTY:") AND THE PAVILION AT KING'S GRANT SHOPPING CENTER CONTAINING APPROXIMATELY 79,009 SQ. FT. LOCATED IN CONCORD, NC (the "GRANT PROPERTY"), described on the Site Plan attached hereto as Exhibit A-15 and A-16 and containing the leases listed on Exhibit B-15 attached hereto for a purchase price of $43,211,676 for Newnan and $9,932,450 for Grant and otherwise in accordance with the terms of the Agreement. Accordingly, the Purchase Price set forth in Paragraph 1 of the Agreement is hereby changed from $277,031,590, as amended to $316,314,590 as further amended to $481,759,402 and further amended to $658,294,537 and now $711,438,663. The closing date for the Newnan/Grant Properties shall be on or before December 30, and the order of closing set forth in Paragraph 21 of the Agreement in amended to add the NEWNAN/GRANT Properties after the closings of all of the Original Properties, and the Newnan Property, except for those earnouts described in Exhibit D to the Agreement.

     All of the provisions of the Agreement requiring Seller to deliver title, survey, certificates of occupancy, leases, estoppel certificates and all other due diligence deliveries and closing documents shall apply to the NEWNAN/GRANT Properties in the same manner as applied to the Original Properties and all of Seller's representations, warranties, obligations and indemnities under the Agreement shall also apply to the NEWNAN/GRANT Properties. Likewise, all of Purchaser's rights of inspection, representations, warranties, obligations and indemnities under the Agreement shall apply to the NEWNAN/GRANT Properties in the same manner as applied to the Original Properties, including Newnan. All conditions and contingencies to Purchaser's rights and obligations to purchase the Original Properties, including Newnan, shall apply to the NEWNAN/GRANT Properties.

     PARAGRAPH 20, OF THE AGREEMENT IS HEREBY AMENDED TO INCREASE THE TERM FROM 3 YEARS TO 5 YEARS, AND SHALL INCLUDE NEWNAN.

     AT THE GRANT PROPERTY, THE PURCHASER WILL PURCHASE THE TOYS R US AS
     FOLLOWS: AT THE INITIAL CLOSING, THE PURCHASER WILL PAY BASED ON THE AMOUNT OF ACTUAL BASE RENT PAID BY TOYS R US (PROVIDED THEY ARE PAYING THEIR FULL PASS THROUGHS) DIVIDED BY THE CAPITALIZATION RATE OF 8.00%. IN OTHER WORDS, IF THE TOYS R US RENT IS $250,000 PER YEAR, BUT THEY ARE ONLY PAYING CURRENT $125,000, THEN THE PURCHASER WILL PAY $1,562,500. FOR THE NEXT 48 MONTHS FOLLOWING THE CLOSING, THE PURCHASER WILL BE OBLIGATED TO PAY THE BALANCE OF THE PURCHASE PRICE FOR TOYS R US PROVIDED TOYS R US INCREASES THEIR BASE RENT WITHOUT REDUCTION OF THEIR FULL PASS THROUGH REQUIREMENTS, AND FURTHER PROVIDED THAT THE RENTAL AMOUNT DOES NOT EXCEED THE TOTAL ORIGINAL BASE RENT OF $250,000. THE FORMULA FOR THE EARNOUT CLOSING DURING THE 48 MONTHS FOLLOWING THE INITIAL CLOSING SHALL BE BASED ON THE 10 YEAR TREASURY, OF 4.30%. THE PURCHASER'S CAPITALIZATION RATE OF 8.00% SHALL BE INCREASED OR DECREASED BY THE DIFFERENCE OF THE 10 YEAR TREASURY RATE AT THE TIME OF THE EARNOUT CLOSING. AS AN EXAMPLE; THE 10 YEAR TREASURY RATE WE WILL USE IS 4.30%; THE CAPITALIZATION RATE IS 8.00%, THE SPREAD IS 3.80%. IF THE 10 YEAR TREASURY INCREASES TO 4.40%, THEN THE CAPITALIZATION RATE WOULD INCREASE TO 8.10% AND LIKEWISE IF THE 10 YEAR TREASURY DECREASES TO 4.20%, THEN THE CAPITALIZATION RATE WOULD DECREASE TO 7.90%. IF AFTER 48 MONTHS FOLLOWING THE CLOSING, TOYS R US DID NOT INCREASE THEIR RENT FROM THE INITIAL CLOSING, THEN THE PURCHASER WILL HAVE NO OBLIGATION WHATSOEVER TO PAY ANY ADDITIONAL AMOUNT FOR THE TOYS R US PORTION OF THE GRANT PROPERTY.

     Exhibit C to the Agreement is hereby amended by the changes to Exhibit C attached to this the NEWNAN/GRANT Amendment.

     Exhibit D to the Agreement is hereby amended to add a reference to the NEWNAN/GRANT Properties (Exhibit B-15), in both paragraphs thereof.

     The Capitalization Rate applicable to the NEWNAN COMMONS PROPERTY IS 7.6192% AND FOR THE GRANT PROPERTY IS 8.00% and the Purchase Price will be decreased or increased at the closing in accordance with the terms of the first paragraph of Exhibit D as amended hereto for the NEWNAN/GRANT Properties. For eighteen (18) months following the closing of the NEWNAN/GRANT Properties. Purchaser will pay an amount to Seller for new tenants of build-out vacant space in accordance with the second paragraph of Exhibit D.

     Purchaser's obligation to provide construction financing and pay earnout amounts, as set forth and pursuant to the terms of the first paragraph of the General Addendum shall be extended and apply to any unbuilt portion of the NEWNAN/GRANT Properties.

     NOT WITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE ABOVE PROPERTIES
     WILL: 1) NOT HAVE A MAXIMUM PURCHASE PRICE AS DEFINED IN THE AGREEMENT AND
     2) NOT BE PART OF THE MASTER FUND AGREEMENT.

     THE GENERAL ADDENDUM IN THE AGREEMENT HAVING TO DO WITH NEW CONSTRUCTION SHALL BE APPLICABLE.

     NEWNAN CROSSING AND PAVILION AT KING'S GRANT SHALL BE AN ALL CASH TRANSACTIONS.

     Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms and all terms used in the Amendment and not otherwise expressly defined herein shall have the same meanings as defined in the Agreement.

PURCHASER:                 SELLER:                         SELLER:
INLAND REAL ESTATE.        THOMAS ENTERPRISES, INC.        NEWNAN CROSSING
ACQUISITION, INC                                           Fourth Quarter Properties, XIV, LLC. and
or its Nominee             By:/s/ [ILLEGIBLE]              Fourth Quarter Properties XI, LLC
                              ---------------
/s/ [ILLEGIBLE]            Its: President Date 12-18-03    By:/s/ [ILLEGIBLE]
----------------                -----------------------       ---------------
Its: President Date                                        Its: Manager Date 12-18-03
     ------------------                                         ---------------------
                           SELLER:
                           PAVILION AT KING'S GRANT
                           ------------------------
                           Fourth Quarter Properties IV
                           By:/s/ [ILLEGIBLE]
                              ------------------
                           Its: Manager     Date 12-18-03
                               --------------------------

                                                                      12/18/2003

                             EXHIBIT B - 15 REVISED

                              Newnan Crossing West

                                 Initial Closing

                                                                                   LEASE         LEASE
                                           ANNUAL       MONTHLY       RENT      COMMENCEMENT   EXPIRATION
         TENANTS              S.F.        BASE RENT    BASE RENT  PER SQ. FOOT      DATE          DATE
----------------------------------------------------------------------------------------------------------
Target - 110,000 SF open
  Shadow Anchor
BJS                          115,3??     1,00?,715,00  ?4,142,92  $       8.75    May-03      January-24
The Corner Tavern              5,000        85,000,00   7,063,35  $      17.00  December-03   November-08
Great Clips                    1,200        21,000,00   1,?00,00  $      18.00  November-03   October-08
My Friend's Place              1,000        2?,500,00   2,400,00  $      18.00  December-03   November-08
Planet Smoothie                1,040        18,203,00   1,516,92  $      17.50  November-03   October-08
Cingular                       1,7?0        31,?80,00   2,?40,00  $      18.00  November-03   October-08
Ted's Montana Grill            4,000        84,000,00   ?,333,33  $      16.00  January-04    December-08
Banana Beach                   1,200        21,600,00   1,800,00  $      18.00  November-03   October-08
Totals                       131,1??     1,280,?95.00

                                 Second Closing

                                                                                   LEASE         LEASE
                                            ANNUAL      MONTHLY       RENT      COMMENCEMENT   EXPIRATION
         TENANTS              S.F.        BASE RENT    BASE RENT  PER SQ. FOOT      DATE          DATE
----------------------------------------------------------------------------------------------------------
Old Navy                      25,000       225,000,00  18,750,00  $       8.00  September-99  September-04
Michaels                      23,704       21?,?38,00  17,778,00  $       8.00    June-99     February-0?
TJ Maxx                       50,184       220,?00,00  18,375,00  $       7.30   August-99     August-09
Party City                    12,000       15?,000,00  13,000,00  $      13.00   October-??    October-09
Hibbett's Sporting Goods       7,000        ?4,500,00   7,575,00  $      13.50   January-02    January-07
Radio Shack                    3,000        ?1,000,00   4,250,00  $      17.00   August-01     August-08
Hallmark                       5,000        72,?00,00   ?,041,?7  $      14.50    July-9?     February-07
Office Depot                  30,000       322,500,00  2?,?75,00  $      10.75    June-?9       June-1?
Payless Shoesource             3,000        45,000,00   4,000,00  $      16.00  December-9?   November-0?
Sizes Unlimited                5,000        77,500,00   8,458,33  $      15.50    March-00     January-12
Rack Room                      7,300       116,800,00   9,733,?3  $      16.00    July-99       July-09
Stratus Communication          1,300        22,750,00   1,895,?3  $      17.50  December-01   December-06
Crystal Nalle & Tan            1,300        23,400,00   1,950,00  $      18.00    April-02      April-07
O'Charlay's G/L                             60,000,00   5,000,00                February-??   February-14
Totals                       163,788     1,7?3,?88.00

                                 Earnout Closing

                                                                                   LEASE         LEASE
                                            ANNUAL      MONTHLY       RENT      COMMENCEMENT   EXPIRATION
         TENANTS              S.F.        BASE RENT    BASE RENT  PER SQ. FOOT      DATE          DATE
----------------------------------------------------------------------------------------------------------
Linen's N Things (Under       28,000       208,000,00  25,588.67  $      11.00    July-04      January-16
  Const) (Earnout)
Totals                        28,000       ?08,000,00

Grand Totals               $  12,994     3,2?2,384,00

                            Pavilions at Kings Grant

                                 Initial Closing

                                                                                   LEASE         LEASE
                                            ANNUAL      MONTHLY       RENT      COMMENCEMENT   EXPIRATION
         TENANTS              S.F.        BASE RENT    BASE RENT  PER SQ. FOOT      DATE          DATE
----------------------------------------------------------------------------------------------------------
Toys R Us  (Ground Lease)     48,000       125,000,00  10,418,67  $       2.55   October-02    October-12
Jared Jewelers                 ?,000       220,020,00  18,?35,00  $      38.87   August-02     January-23
Panora Bread                   ?,?0?       109,376,00   8,114,67  $      19.50  November-03    October-13
Radio Shack                    2,400        40,800,00   3,400,00  $      17.00    March-03      April-08
Olive Garden   (Ground
  Lease)                       ?,500        80,000,00   5,586,57  $       9.41    April-02      April-12
Red Lobster   (Ground
  Lease)                       7,600        80,000,00   5,586,57  $      10.57     May-02        May-12
Bank of America   (ATM)                     14,400,00   1,200,00
Totals                        7?,000       649,569,00

                                 Earnout Closing

                                                                                   LEASE         LEASE
                                           ANNUAL       MONTHLY       RENT      COMMENCEMENT   EXPIRATION
         TENANTS              S.F.        BASE RENT    BASE RENT  PER SQ. FOOT      DATE          DATE
----------------------------------------------------------------------------------------------------------
Toys R Us (Ground Lease)                   126,000,00  10,416,67  $       2.56   October-02    October-12
Totals                                     126,000,00

Grand Totals                  7?,000       794,59?,00

                                   "EXHIBIT C"

                                 AMENDED 12/3/01
                                REVISED 11/28/01

                                 FURTHER AMENDED
                                 4/3/03, 5/24/03

                                  ADDITIONALLY
                                     AMENDED
                                    12/18/03

                                                                                                   NEW           DEC. '01
                                                   ORIGINAL       NEW           ORIGINAL          TOTAL          CLOSING
      PROPERTY         Estimated Closing Dates      SQ. FT.      SQ. FT.         PRICE            PRICE           PRICE
--------------------------------------------------------------------------------------------------------------------------
1  Barrett                                                0            0    $             0   $           0   $           0

2  Venture
   Duluth, GA          Est. 12/21/2001              334,620      334,620    $    25,862,205   $  28,314,769   $  26,314,789

3  Hiram                                                  0            0    $             0   $           0   $           0

4  Douglas
   Douglasville, GA    Est. 12/14/2001              267,764      267,764    $    27,159,610   $  27,159,610   $  27,159,610

5  Southlake
   Morrow, GA          Est. 12/28/2001              507,748      523,848    $    61,275,188   $  65,897,?03   $  65,897,803

6  Turkey              Est. ph.I: 12/28/2001 -
   Knoxville, TN       1/11/2002                    239,260      272,800    $    29,123,691   $  32,611,779   $  22,039,091
                       Est. Ph II: 04/30/2002 -
                       09/30/2002

7  Westside
   Huntsville, AL      Est. 04/30-09/30/2002        487,661      504,364    $    55,835,571   $  56,056,735
                                                                            ---------------   -------------

            Subtotal                                                        $   199,256,265   $ 206,040,716

8  Fayetteville        Est. 12/28/2001 -                         271,859                      $  28,982,874   $  28,982,874
   Fayetteville, NC    1/11/2002

9  Sarasota            Est.12/28/2001 -                          323,519                      $  40,008,000   $  40,008,000
   Sarasota, FL        1/25/2002

              TOTAL                               1,847,053    2,498,774    $   199,256,265   $ 277,031,590   $ 210,402,167

10 Newnan               Est. February 28, 2002                   481,004                         39,26?,000
                                                                 -------                         ----------
                                                               2,979,778                        316,314,590

11 Barrett                  April 25, 2003                -      480,555                  -   $  80,000,000               -

12 Heritage                  May 15, 2003                 -      262,933                  -   $  39,936,812               -

13 Hiram                     May 30, 2003                 -      367,407                  -   $  45,508,000               -

                                                               4,070,673                        481,759,402

14 Fayette                    [ILLEGIBLE]                 -    1,414,???                  -     [ILLEGIBLE]               -
   Fayetteville, GA
                                                               5,4??,276                        [ILLEGIBLE]

15 Newnan Grosssing        December 30, 2003              -      312,9?4                  -      4?,212,67?               -

16 Pavilion at
    Kings Grant            December 30, 2003              -       73,0?9                  -     [ILLEGIBLE]               -

                                                               5,877,278                      $ 711,439,683

                        JAN. '02      APRIL '02       JULY '02  SEPT. '02
                        CLOSING        CLOSING        CLOSING    CLOSING
      PROPERTY           PRICE          PRICE          PRICE      PRICE
-------------------------------------------------------------------------
1  Barrett             $        0  $              0   $      0   $      0

2  Venture
   Duluth, GA

3  Hiram               $        0  $              0   $      0   $      0

4  Douglas
   Douglasville, GA

5  Southlake                         Construction
   Morrow, GA                       loan or earnout

6  Turkey                             Committ to
   Knoxville, TN                       Purchase

                                   $     10,572,688

7  Westside                           Committ to
   Huntsville, AL                      Purchase

                                   $     56,056,735

            Subtotal

8  Fayetteville
   Fayetteville, NC

9  Sarasota
   Sarasota, FL

              TOTAL    $        0  $     66,629,423   $      0   $      0

10 Newnan

11 Barrett                      -                 -          -          -

12 Heritage                     -                 -          -          -

13 Hiram                        -                 -          -          -

14 Fayette                      -                 -          -          -
   Fayetteville, GA

15 Fayette                      -                 -          -          -
   Newnan Grossing

16 Pavilion at
   Kings Grant                  -                 -          -          -

                              AMENDMENT TO CONTRACT

     THIS AMENDMENT TO CONTRACT (the "Amendment") is made and entered into as of the 3rd day of September 2003, by and between Thomas Enterprises, Inc. ("TEI"), and Fourth Quarter Properties I, Inc. ("FQPI") and Stan Thomas, individually ("Thomas") (collectively, "Seller"), and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, TEI, FQPI and Purchaser entered into that certain agreement having a date of November 29, 2001, and accepted on November 30, 2001, as amended by amendments dated December 6, 2001 (as to Newnan Pavilion), and April 8, 2003 (as to Heritage, Hiram and Barrett), and June 24, 2003 (as to Fayette Pavilion Phases I and II (the "Fayette I and II Property."), and Fayette Pavilion III) (the "Fayette Contract Amendment") (collectively, the "Contract"), for the sale and purchase of the properties therein described.

     WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Contract.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Purchaser and Seller agree as follows:

     1. The Fayette Contract Amendment is attached hereto as Exhibit A, and made a part hereof.

     2. The eleventh (11th) paragraph of the Fayette Contract Amendment is hereby amended by deleting; "...July 30, 2003.." and substituting:
          "September 3, 2003" in its place.

     3. The fourteenth (14th) paragraph of the Fayette Contract Amendment is hereby deleted in its entirety and the following provision is substituted in its place: "At Closing, Seller shall credit Purchaser in the sum of Seven Million and no/100 Dollars ($7,000,000.00) as and for the estimated amount of prepayment penalty which will be due and payable to Seller's existing lender (the "Prepayment Credit"). Payment of the Prepayment Credit by Seller to Purchaser shall forever release Seller for any payment responsibility therefor."

     4. The sixteenth (16th) paragraph of the Fayette Contract Amendment is hereby deleted in its entirety and the following provision is substituted in its place: "At Closing, Seller shall credit Purchaser in the sum of Five Million Eighty-

Fayette I and II
Contract Amendment

          seven Thousand and no/100 Dollars ($5,087,000.00) as and for the amount of forward loan commitment fee payable by Purchaser to Purchaser's lender."

     5. Seller and Purchaser hereby agree that the purchase and sale of the Fayette I and II Property shall be accomplished by: (i) FQPI conveying its fee interest to Inland Southeast Fayette I and II, a Delaware limited liability company (the "LLC") with Thomas as the managing member thereof and the owner of a fifty-one percent (51%) member interest, and FQPI the owner of a forty-nine percent (49%) member interest, and (ii) FQPI initially selling and conveying ninety-nine percent (99%) of its forty-nine percent (49%) member interest in and to the LLC to Inland Retail Real Estate Limited Partnership (IRRELP),
          (iii) Thomas thereafter conveying his fifty-one percent (51%) member interest in and to the LLC to IRRELP, and (iv) FQPI thereafter conveying its remaining one percent (1%) interest of its forty-nine percent (49%) interest in and to the LLC to IRRELP.

     6. Except as modified by this Amendment, the Contract shall remain unmodified and in full force and effect.

     7. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

IN WITNESS WHEREOF, Purchaser and Seller do hereby execute this Agreement as of the date first written above.


                    PLEASE SEE FOLLOWING PAGE FOR SIGNATURES

Fayette I and II
Contract Amendment

                                          SELLER:

                                          THOMAS ENTERPRISES, INC.


                                          By:
                                             -------------------------
                                          Name:
                                               -----------------------
                                          Its:
                                              ------------------------


                                          FOURTH QUARTER PROPERTIES I, INC.


                                          By:
                                             -------------------------
                                          Name:
                                               -----------------------
                                          As Its:
                                                 ---------------------


                                          ----------------------------

                                          Stan Thomas, individually


                                          PURCHASER:


                                          INLAND REAL ESTATE ACQUISITIONS, INC.,
                                          An Illinois corporation


                                          BY: /s/ G. Joseph Cosenza
                                             ----------------------------------
                                             G. Joseph Cosenza, President

[Illegible] I and II
Contract Amendment

                                          SELLER:


                                          THOMAS ENTERPRISES, INC.


                                          By: /s/ [ILLEGIBLE]
                                             -------------------------
                                          Name: [ILLEGIBLE]
                                               -----------------------
                                          Its: [ILLEGIBLE]
                                              ------------------------


                                          FOURTH QUARTER PROPERTIES I, INC.


                                          By: /s/ [ILLEGIBLE]
                                             -------------------------
                                          Name: [ILLEGIBLE]
                                               -----------------------
                                          As Its: [ILLEGIBLE]
                                                 ---------------------


                                          /s/ Stan Thomas
                                          ----------------------------
                                          Stan Thomas, individually


                                          PURCHASER:

                                          INLAND REAL ESTATE ACQUISITIONS, INC.,
                                          an Illinois corporation


                                          BY:  /s/ G. Joseph Cosenza
                                               --------------------------------
                                               G. Joseph Cosenza, President

Amendment in Centract

[Illegible]

                                FAYETTE PAVILION
                               PHASES I, II & III
                                    AMENDMENT

     This FAYETTE Pavillion, Fayetteville, Georgia Amendment ("FAYETTE Amendment") by and among Thomas Enterprises, Inc. ("Thomas"), Fourth Quarter Properties I, Inc. and Fourth Quarter Properties XII, LLC (collectively, "Seller") and Inland Real Estate Acquisitions, Inc., or its nominee, ("Purchaser") amends and modifies that certain agreement, (the "Agreement") dated November 29, 2001, and accepted on November 30, 2001, (the "Agreement") as amended by the Newnan Pavilion Amendment on December 6, 2001, by Thomas and the owners of the original properties (the "Original Properties") as described as Property 2 and Properties 4-10 in the Agreement, and as further amended on April 8, 2003 for the Barrett, Heritage, and Hiram properties.

     Seller hereby agrees to sell and Purchaser hereby agrees to purchase the FAYETTE Pavilion, Phase I, II & III Shoping Center containing approximately 1,414,608 sq. ft. located in Fayetteville, Georgia (the "FAYETTE Property"), described on the Site Plan attached hereto as Exhibit A-14 and containing the leases listed on Exhibit B-14 attached hereto for a purchase price of $176,??5,1?5 and otherwise in accordance with the terms of the Agreement. Accordingly, the Purchase Price set forth in Paragraph 1 of the Agreement is hereby changed from $277,031,590, as amended to $316,314,590 as further amended to $481,759,409 and now to $658,294,537. The closing date for the Fayette Properties shall be on or before July 15, 2003 for Phase III, and on or before July 30, 2003 for Phase I and II, and the order of closing set forth in Paragraph 21 of the Agreement is amended to add the FAYETTE Pavilion Properties after the closings of all of the Original Properties, and the Newnan Property, except for those earnouts described in Exhibit D to the Agreement.

     All of the provisions of the Agreement requiring Seller to deliver title, survey, certificates of occupancy, leases, estoppel certificates and all other due diligence deliveries and closing documents shall apply to the FAYETTE Properties in the same manner as applied to the Original Properties and all of Seller's representations, warranties, obligations and indemnities under the Agreement shall also apply to the FAYETTE Properties. Likewise, all of Purchaser's rights of inspection, representations, warranties, obligations and indemnities under the Agreement shall apply to the FAYETTE Properties in the same manner as applied to the Original Properties, including Newnan. All conditions and contingencies to Purchaser's rights and obligations to purchase the Original Properties, including Newnan, shall apply to the FAYETTE Properties

     Exhibit C to the Agreement is hereby amended by the changes to Exhibit C attached to this the FAYETTE Amendment.

     Exhibit D to the Agreement is hereby amended to add a reference to the the FAYETTE Properties (Exhibit B-14), in both paragraphs thereof.

     The Capitalization Rate applicable to the FAYETTE Properties is 7,6192%, and the Purchase Price will be decreased or increased at the closing in accordance with the terms of the first paragraph of Exhibit D as amended hereto for the FAYETTE Properties. For eighteen (18) months following the closing of the the FAYETTE Properties, Purchaser will pay an amount to Seller for new tenants of build-out vacant space in accordance with the second paragraph of Exhibit D.

     Purchaser's obligation to provide construction financing and pay earnout amounts, as set forth and pursuant to the terms of the first paragraph of the General Addendum shall be extended and apply to any unbuilt portion of the FAYETTE Properties.

     NOT WITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE ABOVE PROPERTIES
     WILL: 1) NOT HAVE A MAXIMUM PURCHASE PRICE AS DEFINED IN THE AGREEMENT AND
     2) NOT BE PART OF THE MASTER FUND AGREEMENT.

     THE GENERAL ADDENDUM IN THE AGREEMENT HAVING TO DO WITH NEW CONSTRUCTION SHALL BE APPLICABLE.

     IN THE AGREEMENT, PARAGRAPH 20, IS HEREBY AMENDED TO INCREASE THE TERM FROM 3 YEARS TO 5 YEARS AND SHALL INCLUDE THE FAYETTE PROPERTIES.

     FAYETTE Phase III shall close on or before July 15, 2003, and Phases I & II shall close on or before July 30, 2003

     FAYETTE Phase III shall be an all cash transaction.

     FAYETTE Phase I & II, Purchaser will purchase subject to an existing first mortgage (SUBJECT TO LENDER'S APPROVAL) in the approximate amount of $47,694,37, with Seller paying all lender fees and costs.

     At closing, Seller shall place in Purchaser's escrow, the total pre-payment penalty expected to be required in December, 2004, at the time of the payoff of the existing financing. Said calculation for the pre-payment penalty shall utilize as it's basis, the appropriate treasury rate, (one day before the FAYETTE closing) for the period commencing December, 2004 through the end of the term of the existing first mortgage. That amount is expected to be approximately $7,000,000. It is understood that at the time that the existing first mortgage is paid off, if the pre-payment penalty is less than the amount escrowed, then the Seller shall receive any balance left in the escrow, including interest, after the full pre-payment penalty is paid, and likewise, if the pre-payment penalty is in excess of the amount Seller originally escrowed with Purchaser, then Thomas Enterprises, Inc., shall be liable and pay the difference required at the time of the payoff.

     In addition, Seller will place in Purchaser's escrow at closing, the entire amount of Principal Payments from the day of closing through December 2004, that would be required by the existing first mortgagee. Purchaser, on a monthly basis, can draw from that escrow the amount required to pay the Principal each month. At the time of the payoff the existing first mortgage, Purchaser will reimburse Seller for the amount of this escrow AND ALL ACCRUED INTEREST.

     At the initial closing, Seller shall pay to Purchaser's lender, the total amount of the forward commitment fee required in order to refinance the existing first mortgage in December of 2004. This amount is expected to be approximately $2,100,000 to $2,300,000.

     NOT WITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR ON EXHIBIT D OF THE AGREEMENT WITH REGARDS TO THE RETAIL SPACE FORMERLY OCCUPIED BY DECOR CONTAINING APPROXIMATELY 75,625 SQ. FT. SELLER SHALL HAVE 24 MONTHS FOR THIS SPACE FOR AND EARNOUT.

     Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms and all terms used in the Amendment and not otherwise expressly defined herein shall have the same meanings as defined in the Agreement.

PURCHASER:                 SELLER:                               SELLER:

INLAND REAL ESTATE         THOMAS ENTERPRISES, INC.              FAYETTE Pavilion Phase III
ACQUISITION, INC
or its Nominee             By: /s/ Stan Thomas                   FOURTH QUARTER PROPERTIES XII, LLC
                               ----------------
By: /s/ G. Joseph Cosenza  Its: President                        By: /s/ Stan Thomas
    ----------------------      -------------                         ----------------

Its: President             Date:   6/26/03                       Its: President
     -------------              ------------                         --------------
Date:   June 24, 2003                                            Date:   6/26/03
      ----------------                                                ------------
                           SELLER:

                           FAYETTE Pavilion Phases I & II

                           FOURTH QUARTER PROPERTIES I, INC.

                           By: /s/ Stan Thomas
                               ----------------

                           Its: Manager
                                -------------

                           Date:   6/26/03
                                -------------

REVISED:

6-24-03 1:10PM

                                  EXHIBIT A-14

                                    [GRAPHIC]

[ILLEGIBLE]

                     BARRETT PAVILION PHASE I, II, III & IV.
                                HERITAGE PAVILION
                           HIRAM PAVILION PHASE I & II
                                    AMENDMENT

     This Barrett Pavilion, Phase I, II, III & IV and Heritage Pavilion and Hiram Pavilion Phase I & II Amendment ("Barrett, Heritage, Hiram Amendment") by and among Thomas Enterprises, Inc., ("Thomas"), Barrett Pavilion Company, Inc., Fourth Quarter Properties VIII, Inc., Fourth Quarter Properties, Inc., Fourth Quarter Properties, XXI, L.L.C. and Fourth Quarter Properties, XXXVII, L.L.C. (collectively "Seller") and Inland Real Estate Acquisitions, Inc., or its nominee, ("Purchaser") amends and modifies that certain agreement, ("agreement") dated November 29, 2001, and accepted on November 30, 2001, (the "Agreement") as amended by the Newnan Pavilion Amendment on December 6, 2001, by Thomas and the owners of the original properties (the "Original Properties") as described as Property 8 and Properties 4-10 in the Agreement.

     Seller hereby agrees to sell and Purchaser hereby agrees to purchase those certain shopping center properties containing approximately 460,555 sq. ft. located in Kennesaw, Georgia (the "Barrett Property"), 262,988 sq. ft. located in Smyrna, GA (the "Heritage Property") and 867,407 sq. ft. located in Hiram, GA (the "Hiram Property") described on the Site Plans attached hereto as Exhibit A-11, A-12 and A-18 and containing the leases listed on Exhibit B-11, B-12 and B-18 attached hereto for a purchase price of $80,000,000 for Barrett and $?9,9?6,?12 for Heritage and $45,508,000 for Hiram (collectively $165,444,812)
and otherwise in accordance with the terms of the Agreement. Accordingly, the Purchase Price set forth in Paragraph 1 of the Agreement is hereby changed from $277,081,590, as amended to $316,314,590 and now to $481,759,402. The closing date for the Barrett Property shall be on or before April 25, 2003 and for the Heritage Property on or before May 15, 2003 and for the Hiram Property on or before May 30, 2003, and the order of closing set forth in Paragraph 21 of the Agreement is amended to add the Barrett, Heritage, and Hiram Properties after the closings of all of the Original Properties, and the Newnan Property, except for those earnouts described in Exhibit D to the Agreement.

     All of the provisions of the Agreement requiring Seller to deliver title, survey, certificates of occupancy, leases, estoppel certificates and all other due diligence deliveries and closing documents shall apply to the Barrett, Heritage, and Hiram Properties in the same manner as applied to the Original Properties and all of Seller's representations, warranties, obligations and indemnities under the Agreement shall also apply to the Barrett, Heritage, and Hiram Properties. Likewise, all of Purchaser's rights of inspection, representations, warranties, obligations and indemnities under the Agreement shall apply to the Barrett, Heritage, and Hiram Properties in the same manner as applied to the Original Properties, including Newnan. All conditions and contingencies to Purchaser's rights and obligations to purchase the Original Properties, including Newnan, shall apply to the Barrett, Heritage, and Hiram Properties.

     Exhibit C to the Agreement is hereby amended by the changes to Exhibit C attached to this Barrett, Heritage, and Hiram Amendment.

     Exhibit D to the Agreement is hereby amended to add a reference to the Barrett, Heritage, and Hiram Properties (Exhibit B-11, B-12, and B-18) in both paragraphs thereof.

     The Capitalization Rate applicable to the Barrett Property is 8.2958%, and to the Heritage Property is 8.1929%, and to the Hiram Property is 8.098% and the Purchase Price will be decreased or increased at the closing in accordance with the terms of the first paragraph of Exhibit D as amended hereto for the Barrett, Heritage, and Hiram Properties. For eighteen (18) months following the closing of the Barrett, Heritage, and Hiram Properties, Purchaser will pay an amount to Seller for new tenants of build-out vacant space in accordance with the second paragraph of Exhibit D (but in no event in an amount more than the amount for the Barrett, Heritage, and Hiram Properties set forth in Paragraph 2 of the Barrett, Heritage, and Hiram Amendment and as listed on Exhibit C).

     Purchaser's obligation to provide construction financing and pay earnout amounts, as set forth and pursuant to the terms of the first paragraph of the General Addendum shall be extended and apply to any unbuilt portion of the Barrett, Heritage, and Hiram Properties.

     NOT WITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE ABOVE 8 PROPERTIES
     WILL: 1) NOT HAVE A MAXIMUM PURCHASE PRICE AS DEFINED IN THE AGREEMENT AND
     2) NOT BE PART OF THE MASTER FUND AGREEMENT.

     THE GENERAL ADDENDUM IN THE AGREEMENT HAVING TO DO WITH NEW CONSTRUCTION SHALL BE APPLICABLE TO HIRAM.

     THE PARAGRAPH IN THE AGREEMENT HAVING TO DO WITH THE FIRST RIGHT OF REFUSAL ON HIRAM IS HEREBY DELETED.

     IN THE AGREEMENT, PARAGRAPH 20, IS HEREBY AMENDED TO INCREASE THE TERM FROM 3 YEARS TO 5 YEARS AND SHALL INCLUDE BARRETT, HERITAGE, AND HIRAM.

     IN HIRAM THE ONLY OUTLET INCLUDED IS O'CHARLEY'S.

     Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms and all terms used in the Amendment and not otherwise expressly defined herein shall have the same meanings as defined in the Agreement.

PURCHASER:             SELLER:                                HERITAGE SELLER:

INLAND REAL ESTATE     THOMAS ENTERPRISES, INC.               Fourth Quarter Properties, Inc.
ACQUISITIONS, INC
or its Nominee
                       By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
                           ----------------                       ----------------

By: /s/ [ILLEGIBLE]    Its: President                         Its: President
    ----------------        --------------                         ---------------

Its: President         Date: 4/8/03                           Date: 4/8/03
     ---------------         -------------                          --------------

Date: 4/8/03
      --------------
                       BARRETT SELLER:                        HIRAM SELLER:

                       Barrett Pavilion Company Inc.          Fourth Quarter Properties, XXI L.L.C. and

                       Fourth Quarter Properties VIII, Inc.   Fourth Quarter Properties, XXXVII.


                       By: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
                           ----------------                       ----------------

                       Its: Manager                           Its: Manager
                            ---------------                        ---------------

                       Date: 4/8/03                           Date: 4/8/03
                             --------------                         --------------

                                   "EXHIBIT C"

                                 AMENDED 12/3/01
                                REVISED 11/28/01

                                 FURTHER AMENDED
                                     4/3/03

                                                                                                   NEW           DEC. '01
                              Estimated            ORIGINAL       NEW           ORIGINAL          TOTAL          CLOSING
      PROPERTY              Closing Dates           SQ. FT.     SQ. FT.          PRICE            PRICE           PRICE
--------------------------------------------------------------------------------------------------------------------------
1  Barrett                                                0            0    $             0   $           0   $           0

2  Venture Duluth,
   GA                  Est. 12/21/2001              334,620      334,620    $    25,862,205   $  26,314,789   $  26,314,789

3  Hiram                                                  0            0    $             0   $           0   $           0

4  Douglas
   Douglasville, GA    Est. 12/14/2001              267,764      267,764    $    27,159,610   $  27,159,610   $  27,159,610

5  Southlake Morrow,
   GA                  Est. 12/28/2001              507,748      523,848    $    61,275,188   $  65,897,803   $  65,897,803

6  Turkey Knoxville,
   TN                  Est. Ph.I: 12/28/2001 -      239,260      272,800    $    29,123,691   $  32,611,779   $  22,039,091
                       1/11/2002
                       Est. Ph. II: 04/30/2002 -
                       09/30/2002

7  Westside
   Huntsville, AL      Est. 04/30-09/30/2002        497,661      504,364    $    55,835,571   $  56,056,735
                                                                            ---------------   -------------

            Subtotal                                                        $   199,256,265   $ 208,040,716

8  Fayetteville
   Fayetteville, NC    Est. 12/28/2001 -
                       1/11/2002                                 271,859                      $  28,982,?74   $  28,982,874

9  Sarasota
   Sarasota, FL        Est. 12/28/2001 -
                       1/25/2002                                 323,519                      $  40,008,000   $  40,008,000

              TOTAL                               1,847,053    2,498,774    $   199,25?,265   $ 277,031,590   $ 210,402,167

10 Newnan               Est. February 28, 2002                   481,004                         39,283,000
                                                                 -------                         ----------
                                                               2,979,778                        316,314,590

11 Barrett                  April 25, 2003                -      4?0,555                  -   $  80,000,000               -

12 Heritage                  May 15, 2003                 -      262,933                  -   $  39,936,812               -

13 Hiram                     May 30, 2003                 -      367,407                  -   $  45,508,000               -

                                                               4,070,673                        481,759,402

                        JAN. '02       APRIL '02      JULY '02   SEPT. '02
                        CLOSING        CLOSING        CLOSING    CLOSING
      PROPERTY           PRICE          PRICE          PRICE      PRICE
-------------------------------------------------------------------------
1  Barrett             $        0  $             0    $      0   $      0

2  Venture Duluth,
   GA

3  Hiram               $        0  $             0    $      0   $      0

4  Douglas
   Douglasville, GA

5  Southlake Morrow,
   GA                                construction
                                   loan or earnout

6  Turkey Knoxville,                  Commit to
   TN                                  Purchase

                                   $    10,572,688

7  Westside                           Commit to
   Huntsville, AL                      Purchase
                                   $    56,056,735

          Subtotal

8  Fayetteville
   Fayetteville, NC

9  Sarasota
   Sarasota, FL

              TOTAL    $        0  $    6?,?29,423    $      0   $      0

10 Newnan                 Feb. 28
                       39,283,000

11 Barrett                      -                -           -          -

12 Heritage                     -                -           -          -

13 Hiram                        -                -           -          -

                                 "EXHIBIT A-11"

                                    [GRAPHIC]

                                 "EXHIBIT A-12"

                                    [GRAPHIC]

                                 "EXHIBIT A-13"

                                    [GRAPHIC]

                                                                        4/3/2003
                                  EXHIBIT B-11
                      BARRETT PAVILION - KENNESAW, GEORGIA

                                                                             LEASE         LEASE
                                                ANNUAL          RENT      COMMENCEMENT   EXPIRATION
             TENANTS                  S.F.     BASE RENT    PER SQ. FOOT      DATE          DATE
             -------                  ----     ---------    ------------  ------------   ----------
Shadow Anchored by a 117,000 SF
  Target
          PHASE I & II
Media Play (Best Buy)                 49,412    439,767.00  $       8.90   October-94    January-15
Old Navy                              20,000    270,000.00  $      13.50  February-95   February-05
The School Box                        36,531    310,514.00  $       8.50   January-00    January-05
Goody's                               35,573    355,730.00  $      10.00     May-96        May-11
Shoe Carnival                         10,000    131,400.00  $      13.14   October-94    January-05
Goody's Expansion                      9,735     97,350.00  $      10.00     May-01        May-11
Ulta III                               8,784    114,192.00  $      13.00  November-94   November-04
           PHASE III
JoAnn's                               46,000    425,500.00  $       9.25     May-00      January-11
AMC Theater                           94,774  2,723,805.00  $      28.74    July-99       June-19
Golfsmith                             26,021    299,242.00  $      11.50    July-98       July-13
Terri's Furnishings (25 Stores)       18,000    171,000.00  $       9.50     May-00       March-10
Bailey's Pub                          10,500    178,710.00  $      17.02  February-02   November-11
The Melting Pot                        4,500     76,500.00  $      17.00     May-02       April-12
TED'S MONTANNA GRILL (EARNOUT)         3,600     57,600.00  $      16.00     MAY-03     NOVEMBER-07
PIZZA PARLOR (EARNOUT)                 2,825     47,600.00  $      16.85
MARBLE SLAB (EARNOUT)                  1,400     25,200.00  $      18.00     MAY-03     NOVEMBER-07
           PHASE IV
HOME GOODS (TJX) (OPENED)             25,000    262,500.00  $      10.50    APRIL-03     JANUARY-13
Landry's                               9,900     95,000.00  $       9.60    June-99        May-14
H.H. GREGG (OPENED)                   30,000    300,000.00  $      10.00    APRIL-03     JANUARY-18
AMBUSH (LEASED)                       12,000    162,000.00  $      13.50    JULY-03      JANUARY-08
Rafferty's                             6,000     93,000.00  $      15.50    July-99       July-09
TOTALS                               460,555  6,636,610.00

                                                                        4/3/2003
                                  EXHIBIT B-12
                       HERITAGE PAVILION - SMYRNA, GEORGIA

                                                                             LEASE         LEASE
                                                ANNUAL          RENT      COMMENCEMENT   EXPIRATION
             TENANTS                  S.F.     BASE RENT    PER SQ. FOOT      DATE          DATE
             -------                  ----     ---------    ------------  ------------   ----------
PetSmart                              25,589    339,310.00  $      13.26  September-95   January-16
T J Maxx                              50,401    428,409.00  $       8.50   August-00     August-10
Media Play (Best Buy)                 48,729    487,292.00  $      10.00   August-95     January-16
Marshall's                            30,688    345,240.00  $      11.25   October-95    January-11
Hifi Buys (Tweeter)                   20,072    366,314.00  $      18.25  September-95  September-10
Cost Plus                             18,750    384,375.00  $      20.50   October-95    October-10
Michael's                             17,020    280,830.00  $      16.50   October-95    January-11
Rhodes                                42,934    472,274.00  $      11.00   August-95     August-15
Ulta III                               8,750    148,750.00  $      17.00  September-95  September-05
ATM                                              19,200.00                November-02   November-07
TOTALS                               262,933  3,271,994.00

                                  EXHIBIT B-13
                        HIRAM PAVILION - HIRAM, PAVILION

                                                                             LEASE         LEASE
                                                ANNUAL          RENT      COMMENCEMENT   EXPIRATION
             TENANTS                  S.F.     BASE RENT    PER SQ. FOOT      DATE          DATE
             -------                  ----     ---------    ------------  ------------   ----------
SHADOW ANCHORED BY SUPER TARGET,
 SAM'S CLUB & HOME DEPOT
            PHASE I
Kohl's (GROUND LEASE)                 86,584    359,324.00  $       4.15    March-01     January-22
Ross                                  30,187    316,964.00  $      10.50  December-01    January-12
Famous Footwear                       12,000    162,000.00  $      13.50  November-01    January-12
KB Toys                                5,000     70,000.00  $      14.00     May-02        May-07
Hibbett's                              5,000     70,000.00  $      14.00   January-03    January-08
Atlanta Bread                          4,500     81,000.00  $      18.00    April-02      April-12
Washington Mutual                      3,750     75,000.00  $      20.00    July-02       July-07
Payless Shoesource                     2,800     47,600.00  $      17.00    March-02      March-12
Electronic Boutique                    1,800     30,600.00  $      17.00  November-02   November-07
Sally Beauty                           1,500     26,250.00  $      17.50  February-02    January-07
Fantastic Sam's                        1,400     24,150.00  $      17.25    March-02      March-07
Goody's                               40,000    360,000.00  $       9.00   August-01     August-16
VACANT SHOPS (UNDER NEGOTIATION)       8,400    117,600.00  $      14.00   JANUARY-03    JANUARY-08
O'Charley's (GROUND LEASE)             7,000     70,000.00  $      10.00    March-02      March-17
Mattress Firm                          4,000     73,200.00  $      18.30   August-02      March-12
VACANT (UNDER NEGOTIATION)             3,000     58,500.00  $      19.50    JUNE-03      JANUARY-08
Lemstone                               2,500     41,250.00  $      16.50  December-01   December-06
VACANT (UNDER NEGOTIATION)             2,400     38,400.00  $      16.00    JUNE-03      JANUARY-08
Johnny's NY Pizza                      2,300     40,250.00  $      17.50  February-02   February-07
VACANT (UNDER NEGOTIATION)             2,100     37,800.00  $      18.00    JUNE-03      JANUARY-08
Collins Jewelry                        1,600     28,800.00  $      18.00    July-02       July-07
Regal Nails                            1,400     27,300.00  $      19.50   August-02     August-07
Southeast Wireless                     1,400     25,200.00  $      18.00   August-02     August-07
Herb & Vitamin Depot                   1,200     19,200.00  $      16.00   October-02   November-07
Planet Smoothie                        1,200     21,600.00  $      18.00    July-02       July-07
           PHASE II
Marshall's                            30,000    225,000.00  $       7.50  November-01   January-12
LINENS N THINGS (NOT BUILT/EARNOUT)   28,000    308,000.00  $      11.00  SEPTEMBER-03    APRIL-17
MICHAEL'S                             24,000    237,600.00  $       9.90   JANUARY-03    JANUARY-13
PETSMART                              15,336    164,862.00  $      10.75   JANUARY-03    JANUARY-18
Pier 1                                10,000    147,500.00  $      14.75  February-03     April-13
Dollar Tree                           10,000    100,000.00  $      10.00   October-02   November-07
Rack Room                              8,050    128,800.00  $      16.00   August-02     January-10
VACANT SHOPS (UNDER NEGOTIATION)       5,000     87,500.00  $      17.50    JUNE-03       APRIL-08
Tequila Mexican Restaurant             4,000     64,000.00  $      16.00    June-03       April-08
TOTALS                               367,407  3,685,250.00

[INLAND LOGO]
Inland Real Estate Acquisitions, Inc.,
2901 Butterfield Road
Oak Brook, Illinois 60523
630-218-8000

                                December 11, 2001


Mr. Stan Thomas
Thomas Enterprises, Inc.
300 Village Green Circle, Suite 200
Smyrna, GA 30080

Dear Stan:

I think it is probably smart that we execute an extension that we talked about on the closing of Douglasville and Venture, which shall amend our Agreement. It is understood and agreed that the Douglasville closing originally scheduled for December 14, 2001 has now been extended to December 20th. In addition, we will attempt to close Venture Pointe on Thursday, December 20th. However, we agree that both closings can occur on Friday December 21, 2001 by 12:00 pm E.S.T. according to the terms of the Agreement, if we do not succeed in closing these properties on December 20, 2001.

                                         Sincerely,

Accepted and Agreed:                     INLAND REAL ESTATE ACQUISITIONS, INC.
Thomas Enterprises, Inc.


                                         /s/ G. Joseph Cosenza
By /s/ Stan Thomas                       G. Joseph Cosenza
   -------------------                   President
   Stan Thomas
   President

Date:   12/12/01
      ---------------

dh

                                                                          [LOGO]

                            WE'RE BUYING REAL ESTATE

                            NEWNAN PAVILION AMENDEMNT

     This Newnan Pavilion Amendment ("Amendment") by and between Thomas Enterprises, Inc., ("Thomas") and FOURTH QUARTER PROPERTIES XVII, L.L.C. (collectively, "Seller") and Inland Real Estate Acquisitions, Inc., or its nominee, ("Purchaser") amends and modifies that certain agreement (the "Agreement") dated November 29, 2001, and accepted on November 30, 2001, by Thomas and the owners of the original properties (the "Original Properties") as described as Property 2 and Properties 4-9 in the Agreement.

     Seller hereby agrees to sell and Purchaser hereby agrees to purchase that certain shopping center property containing approximately 481,004 square feet located in Newnan, Georgia (the "Newnan Property") described on the Site Plan attached hereto as Exhibit A-10 and containing the leases listed on Exhibit
B-10 attached hereto for a purchase price of $39,283,000 and otherwise in accordance with the terms of the Agreement. Accordingly, the Purchase Price set forth in Paragraph 1 of the Agreement is hereby changed from $277,031,590 to $316,314,590. The closing date for the Newnan Property shall be on or before February 28, 2002, and the order of closing set forth in Paragraph 21 of the Agreement is amended to add the Newnan Property after the closings of all of the Original Properties except for Turkey Creek Phase II, Westside Centre Shopping Center and the earnouts described in Exhibit D to the Agreement.

     All of the provisions of the Agreement requiring Seller to deliver title, survey, certificates of occupancy, leases, estoppel certificates and all other due diligence deliveries and closing documents shall apply to the Newnan Property in the same manner as applied to the Original Properties and all of Seller's representations, warranties, obligations and indemnities under the Agreement shall also apply to the Newnan Property. Likewise, all of Purchaser's rights of inspection, representations, warranties, obligations and indemnities under the Agreement shall apply to the Newnan Property in the same manner as applied to the Original Properties. All conditions and contingencies to Purchaser's rights and obligations to purchase the Original Properties shall apply to the Newnan Property, But not withstanding the foregoing, Thomas and Seller disclose that the Home Depot ground lease is subject to purchase right asset forth in such ground lease, and parties agree that the representations and warranties in the Agreement are revised accordingly.

     Exhibit C to the Agreement is hereby amended by the changes to Exhibit C attached to this Amendment.

     Exhibit D to the Agreement is hereby amended to add in all cases in which Exhibits B are [ILLEGIBLE] a reference to the Newnan Property (Exhibit B-10) in both paragraphs thereof.

     The Capitalization Rate applicable to the Newnan Property is 9.9312% and the Purchase Price will be decreased or increased at the closing in accordance with the terms of the first paragraph of Exhibit D of the Newnan Property. For eighteen (18) months following the closing of the Newnan Property, Purchaser will pay an amount to Seller for new tenants of buildout vacant space in accordance with the second paragraph of Exhibit D (but in no event in an amount more than the amount for the Newnan Property set forth in Paragraph 1 of the Agreement and as listed on Exhibit C).

     Purchaser's obligation to provide construction financing and pay earnout amounts as set forth and pursuant to the terms of the first paragraph of the General Addendum shall be extended and apply to any unbuilt portion of the Newnan Property.

     Except as modified hereby, the Agreement shall remain in full force and effect in accordance with its terms and all terms used in the Amendment and not otherwise expressly defined herein shall have the same meanings as defined in the Agreement.

SELLER:                                 PURCHASER:

INLAND REAL ESTATE                      THOMAS ENTERPRISES, INC.
  ACQUISITIONS, INC., or its Nominee

By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
    ---------------                         ---------------
Its: President                          Its: President
     -------------                           ------------
Date: 12/6/01                           Date: 12/6/01
     -------------                            -----------

                                        Fourth Quarter Prop. XVII L.L.C.

                                        By: /s/ [ILLEGIBLE]
                                            ----------------
                                        Its: Manager
                                             ---------------
                                        Date:  12/6/01
                                               -------------

                                  EXHIBIT A-10

                                    [GRAPHIC]

                                 NEWNAN PAVILION

                                  EXHIBIT B-10

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
---------------------------------------------------------------------------------------------------
A     Home Depot GL              130,000    208,000.00   $       1.60
A     Kohls  GL                   66,684    432,820.00   $       6.00
      Kaulman Tires                6,500    121,843.00   $      18.71
A     Office Max                  23,500    235,000.00   $      10.00
      Retail (Vacant(?) Not in    18,000    168,000.00   $       8.75
A     PETsMART                    25,263    258,681.00   $       8.85
A     Goody's                     27,900    258,075.00   $       9.26
A     Goody's expansion           13,131    121,462.00   $       ?.25
      Shoe Carnival               10,000    125,000.00   $      12.50
      Dress Barn                   8,000    125,000.00   $      14.00
      Bath & Body  Not in          3,600     66,600.00   $      18.50
      Famous Footwear              6,500     ?8,750.00   $      12.60
      CiCl's Pizza  Not in         5,500     54,600.00   $       8.83
      Hancock Fabrics Not in      10,000     82,600.00   $       8.25
      Parable Christian            6,000     ?3,000.00   $      15.50
      Refall                       6,000     70,000.00   $      14.00
A     Circuit City                32,008    394,872.00   $      12.00
      Retail                       3,200     44,800.00   $      14.00
A     Ross  Not in                30,000    315,000.00   $      10.50
      KayBee Toys  Not in          5,000     70,000.00   $      14.00
      Powertal                     3,600     65,888.00   $      18.33
      Great Clips                  1,200     82,500.00   $      18.75
      The School Box               4,800     78,200.00   $      18.50
      Mattress King                6,400     89,280.00   $      13.85
      Top Nett                     1,200     23,400.00   $      18.50
      North GA Ortho               2,400     45,800.00   $      18.00
      Perfume Depot                1,820     33,215.00   $      10.25
      LaGrange Furniture           2,800     44,800.00   $      16.00
      Advance America              1,200     21,000.00   $      17.50
      Bank of America AIM  GL                17,400.00
      Ruby Tuesday  GL                       76,000.00
      Longhom  GL                            81,000.00
                     TOTAL       401,004     3,901.296

                                   "EXHIBIT C"

                                                                AMENDED 12/3/01
                                                                REVISED 11/28/01

                                                                                                   NEW           DEC. 01
                              Estimated            ORIGINAL       NEW           ORIGINAL          TOTAL          CLOSING
      PROPERTY              Closing Dates           SQ. FT.      SQ. FT.         PRICE            PRICE           PRICE
--------------------------------------------------------------------------------------------------------------------------
1  Barrett                                                0            0    $             0   $           0   $           0

2  Venture Duluth,
   GA                  Est. 12/21/2001              334,620      334,620    $    25,862,205   $  28,314,789   $  26,314,789

3  Hiram                                                  0            0    $             0   $           0   $           0

4  Douglas
   Douglasville, GA    Est. 12/14/2001              267,764      267,764    $    27,159,610   $  27,159,610   $  27,159,610

5  Suthlake Morrow,
   GA                  Est. 12/28/2001              507,748      523,848    $    61,275,188   $  65,897,903   $  65,897,803

6  Turkey Knoxville,
   TN                  Est. Ph.I: 12/28/2001 -      239,260      272,800    $    29,123,691   $  32,611,779   $  22,039,091
                       1/11/2002
                       Est. Ph II: 04/30/2002 -
                       09/30/2002

7  Westside
   Huntsville, AL      Est. 04/30-09/30/2002        487,661      504,364    $    55,835,571   $  56,056,735
                                                                            ---------------   -------------

            Subtotal                                                        $   199,256,265   $ 208,040,716

8  Fayetteville
   Fayetteville, NC    Est.12/28/2001 -
                       1/11/2002                                 271,859                      $  28,982,874   $  28,982,874

9  Sarasota
   Sarasota, FL        Est.12/28/2001 -
                       1/25/2002                                 323,519                      $  40,008,000   $  40,008,000

              TOTAL                               1,847,053    2,498,774    $   199,256,265   $ 277,031,590   $ 210,402,167

10 Newnan               Est. February 28, 2002                   481,004                         39,283,000
                                                                 -------                         ----------
                                                               2,979,778                       316,314,4590

                        JAN. '02      APRIL '02       JULY '02  SEPT. '02
                        CLOSING        CLOSING        CLOSING    CLOSING
      PROPERTY           PRICE          PRICE          PRICE      PRICE
-------------------------------------------------------------------------
1  Barrett             $        0  $              0   $      0   $      0

2  Venture Duluth,
   GA

3  Hiram               $        0  $              0   $      0   $      0

4  Douglas
   Douglasville, GA

5  Suthlake Morrow,
   GA                                construction
                                   loan or earnout

6  Turkey Knoxville,                  Commit to
   TN                                  Purchase

                                   $     10,572,688

7  Westside                           Commit to
   Huntsville, AL                      Purchase
                                   $     56,056,735

          Subtotal

8  Fayetteville
   Fayetteville, NC

9  Sarasota
   Sarasota, FL

              TOTAL    $        0  $     66,829,423   $      0   $      0

10 Newnan                 Feb. 28
                       39,283,000

[INLAND(R) LOGO]
Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
630-218-8000

                                November 30, 2001

Mr. Stan Thomas
Thomas Enterprises
300 Village Green Circle, Suite 200
Smyrna, GA 30080


Dear Stan:

It is understood by Inland that on Turkey Creek Phase II and Huntsville, the closings could occur at any time between April 1, 2002 through September 30, 2002.

In Paragraph 14 of the Agreement, you shall have 5-days from today to complete Exhibit E. Furthermore, Thomas Enterprises, Inc., has agreed to indemnify purchaser on any threatened or pending litigation that is set forth on Exhibit E.

In Paragraph 18 of the Agreement, it is understood and agreed that the Surveyor only has to show utility lines to the extent they are visible or can be established by existing plans and specifications.

As you know, I need an audit on each of the properties I purchase. It is probably unlikely that my Auditors, KPMG could accomplish this before any of the closings (although they may try on one or two of them). Therefore, what I really need now is for you to sign the audit letter that we have agreed to, so that the auditors can accomplish their tasks after the closings.


                                           Sincerely,

                                           INLAND REAL ESTATE ACQUISITIONS, INC.

Accepted:
Thomas Enterprises, Inc.                   /s/ G. Joseph Cosenza
                                           G. Joseph Cosenza
                                           Vice Chairman

By: [ILLEGIBLE]
    -------------
Its: President

[GRAPHIC]

bap

                            WE'RE BUYING REAL ESTATE

2901 Butterfield Road                                                [GRAPHIC]
Oak Brook, Illinois 60523                   REAL ESTATE
630-218-8000                            FOR THE NEXT CENTURY
                                        REVISED
                                        November 29, 2001
                                        [INLAND(R) LOGO]


THOMAS ENTERPRISES, INC. (Seller)
Attn: Stan Thomas
300 Village Green Circle -- Suite 200
Smyrna, GA 30080
SEE ADDITIONAL SELLER'S ON SIGNATURE PAGE

PROPERTY 2: Venture Point Shopping Center
Located at Interstate 85 and Steve Reynolds Blvd., Duluth, GA., Containing 334,620 sq. ft.

PROPERTY 4: Douglas Pavilion Shopping Center
Located at Douglas Blvd & Chapel Hill Road, Douglasville, GA., Containing 267,764 sq. ft.

PROPERTY 5: Southlake Pavilion Shopping Center, Phases III, IV & V Located at 1900 Mt. Zion Road, Morrow, GA., Containing 523,848 sq. ft.

PROPERTY 6: Turkey Creek Shopping Center
Located in Knoxville, TN., Containing 272,800 sq. ft. (see Exhibit C)

PROPERTY 7: Westside Center Shopping Center
Located in Huntsville, AL., Containing 504,364 sq. ft.

PROPERTY 8: Fayetteville Pavilion Phase I and II
Located in Fayetteville, NC, Containing 271,859 sq. ft.

PROPERTY 9: Sarasota Pavilion Shopping Center
Located in Sarasota, FL, Containing 323,519 sq. ft.

Dear Stan:

         This letter represents this corporation's offer to purchase Property 2, 4, 5, 6, 7, 8 and 9 as stated above, consisting of a total of 2,498,774 net rentable square feet, located in Duluth, Douglasville and Morrow, GA., Knoxville, TN. and Huntsville, AL., Fayetteville, NC and Sarasota, FL (see Exhibits A2, A4-A9 attached).

         The above properties shall include all the land and buildings (excluding all the buildings pertaining to ground leases) and common facilities, as well as all personalty within the buildings and common areas, supplies, landscaping equipment, and any other items presently used on the site and belonging to owner.

         This corporation or its nominee will consummate this transaction on the following basis:

         1.   The total aggregate purchase price for Property 2, 4, 5, 6,
              7, 8 and 9 shall be $277,031,590.00, all cash, plus or minus prorations, with no mortgage contingencies, to be paid by wire transfer at CLOSING IN DECEMBER 2001, OR JANUARY 02, AS SET FORTH IN PARAGRAPH 21 AND APRIL 2002-SEPTEMBER 2002 (AS PROVIDED IN EXHIBIT C). With respect to Turkey Creek Phase II and the Westside Pavilion, closing shall occur IN APRIL 2002, OR, AT SELLER'S ELECTION, IN SEPTEMBER 2002, WITH THE BALANCE OF ANY PURCHASE PRICE TO BE PAID IN ACCORDANCE WITH EXHIBIT D, PROVIDED THE CLOSING SHALL NOT OCCUR PRIOR TO TEN (10) DAYS FOLLOWING COMPLETION OF CONSTRUCTION. (see Paragraph 6 and 12 and Exhibit
              C).

REVISED November 29, 2001

              Purchaser shall allocate the land, building and depreciable improvements prior to closing.

              The purchase price allocation for each property shall be: Venture point $26,314,789.00, Douglasville Pavilion $27,159,610.00,
              Southlake Pavilion $65,897,803.00,Turkey Creek $32,611,779.00 (see Exhibit C), Westside Center $56,056,735.00, Fayetteville Pavilion $28,982,874.00 and Sarasota Pavilion $40,008,000.00.

              See Exhibit D for the future Purchase Price earnout formula.

         2. There are no real estate brokerage commissions involved in this transaction. (Parties will make customary mutual indemnities at closing)

         3. Seller represents and warrants that the above referenced properties are leased (or attempting to be leased to) to the tenants described on Exhibits B2, B4-B9 on triple net leases covering the buildings (except roof and structure) and all of the land, parking areas, reciprocal easements and REA agreements (if any), for the entire terms and option periods. Any concessions given to any tenants that extend beyond the closing day shall be settled at closing by Seller giving a full cash credit to Purchaser for any and all of those concessions. Seller will deliver copies of any new leases for the properties not listed on Exhibits B2, B4-B9, at least five days prior to closing.

         4. Seller warrants and represents (to the best of Seller's knowledge) that the properties are free of violations, and the interior and exterior structures are in a good state of repair, free of leaks and structural problems, and the properties are in full compliance with Federal, State, City, and Country ordinances, environmental laws and concerns, and no one has a lease that exceeds the lease term stated in said leases, nor does anyone have an option or right of first refusal to purchase (and except for the fact that Linens' N Things has a first right of refusal if the property converts to condominiums) or extend (except such extensions provided in the leases), nor is there any contemplated condemnation of any part of the property, (except for approximately a half acre in Venture) nor are there any current or contemplated assessments. Seller will use its best efforts to obtain zoning letters for each property . Seller shall retain the title to the billboard on the Venture property along the Interstate and Purchaser shall grant an ingress and egress easement to such billboard.

         5. Seller warrants and represents that the leases are triple net leases.

              Prior to closing, Seller shall not enter into or extend any agreements other than leases that can not be terminated at or prior to closing without Purchaser's approval and any contract presently in existence not accepted by Purchaser shall be terminated by Seller, WITH THE EXCEPTION OF THOSE CONTRACTS DESCRIBED IN SECTION 20. Any work presently in progress on the property shall be completed by Seller prior to closing, or shortly thereafter.

         6. It is understood that the Seller, shall be liable and responsible at their sole cost and expense, to complete the construction of any work contracted for by any agreements executed prior to closing of the shopping centers and all of the land for which Purchaser is paying full price at closing. Upon completion of said construction, Seller shall be responsible for delivering final unconditional occupancy permits which shall be issued from the Cities of Duluth, Douglasville, and Morrow, GA, Knoxville, TN, Huntsville, AL, Fayetteville, NC and Sarasota, FL and/or any required governmental agencies for the shopping centers. Seller shall indemnify and warrants

REVISED November 29, 2001
              and represents to Purchaser that Purchaser shall have no obligation whatsoever regarding the construction of the above, Venture Point, Douglasville Pavilion, Southlake Pavilion, Turkey Creek, Westside Centre, Fayetteville Pavilion and Sarasota Pavilion shopping centers or placing the tenants into their rentable rental spaces.

              Said construction shall be completed in total in accordance with all the plans and specifications as accepted by the cities of Duluth, Douglasville, Morrow, GA, Knoxville, TN, Huntsville, AL, Fayetteville, NC and Sarasota, FL for the shopping centers. Completion shall be deemed to have occurred after the Seller delivers to Purchaser a final unconditional certificate of occupancies for each of the buildings, in each of the shopping centers, and certificates for the properties signed by the Seller that to the best of Seller's knowledge the construction of each of the shopping centers has been fully completed in accordance with the plans and specifications as agreed to by the Cities of Duluth, Douglasville, Morrow, GA, Knoxville, TN, Huntsville, AL, Fayetteville, NC and Sarasota, FL and all applicable governmental rules, ordinances, regulations and requirements have been satisfied, and each and every tenant, guarantor or subtenant has accepted their space "as is" and take total possession commences full rental payments.(SEE INSERT)

              This Paragraph 6 is not contemplated to be a construction completion guarantee for the properties unless a prior agreement to construct is in existence.

         7. Prior to closing Seller shall furnish Purchaser with estoppel letters acceptable to Purchaser from all tenants.

         8. Seller is responsible for payment of any leasing brokerage fees or commissions which are due any leasing brokers for the existing leases stated above.

         9. This offer is subject to Seller supplying to Purchaser prior to closing a certificate of insurance from the tenants and guarantors in the form and coverage required by the leases FOR THOSE LEASES THAT REQUIRE TENANTS AND GUARANTORS TO SUPPLY SELLER WITH SUCH CERTIFICATES.

         10. Seller shall supply to Purchaser 10 days prior to each closing, and Seller shall pay for at each closing, a certificate which must be acceptable to Purchaser from a certified hygienist for environmental concerns that there is no asbestos, PCBs, or hazardous substance in the buildings and on the properties; in other words, a Level 1 environmental audit (and Level 2 audit, if required).

         11. The above sale of each of the real estate properties shall be consummated by conveyance of special or limited warranty deeds from Seller to Purchaser's designee, with the Seller paying any city, state, or country transfer taxes for the closing.

REVISED November 29, 2001

         12. The closings shall occur through Chicago Title & Trust Company, in Chicago, Illinois with Nancy Castro as Escrowee, according to the schedule described in Section 1 above, at which time title to the above properties shall be marketable; i.e., free and clear of all liens, encroachments and encumbrances.

              This offer is subject to Seller's delivering a customary Owner's affidavit and Purchaser being able to obtain an ALTA form B owner's title policies with complete extended coverage and required endorsements, waiving off all new construction, including (3.1 zoning including parking and loading docks, if available) and insuring all improvements as legally conforming uses and not as non-conforming or conditional uses, paid by Purchaser.

              All warranties and representations are true now and will be true at each closing and survive the closings for one (1) year.

              Each party shall be paid in cash their respective credits, including, but not limited to, security deposits, rent, (for those properties closing in December, rents as of DECEMBER 1 AND FOR THOSE PROPERTIES CLOSING IN JANUARY, RENTS AS OF JANUARY 1ST) expenses with a proration of real estate taxes based on the most recent bill or latest assessment, or the estimated assessments for 2001 OR 2002, AS APPLICABLE with a later reproration of taxes when the actual bills are received. At closing, no credit will be given to Sellers for any past due, unpaid or delinquent rents. Purchaser shall reimburse Seller to the extent such past due, unpaid, or delinquent rents OR ANY PAYMENTS FOR CAM, TAXES OR INSURANCE FOR PERIODS PRIOR TO CLOSING ARE SUBSEQUENTLY COLLECTED. NOTWITHSTANDING THE FOREGOING, SELLER REPRESENTS AND WARRANTS THAT IT SHALL BE SOLELY RESPONSIBLE FOR THE RECONCILIATION OF ALL CAM, TAX AND INSURANCE PAYMENTS BY ALL OF THE TENANTS FOR CALENDAR YEAR 2001.

         13. Appraisals of each of the properties prepared by an MAI or other qualified appraiser, acceptable to Purchaser shall be delivered to Purchaser at closing at Purchaser's cost.

         14. Seller represents and warrants that except as set forth on Exhibit E, Seller is not in default on any lease and there is no threatened or pending litigation.

         15. Each party agrees to indemnify each other for any claim made by the Georgia, Tennessee, Alabama, North Carolina and Florida Departments of Revenue (or any applicable Taxing Authority) for any tax owed by such party but claimed from the other party, as a result of this sale.
              Seller warrants and represents that he has paid all unemployment taxes to date.

         16. Prior to closing, Seller shall furnish to Purchaser copies of all guarantees and warranties, which Seller received from any and all contractors and sub-contractors pertaining to the properties. This offer is subject to Purchaser's satisfaction that all guarantees and warranties survive the closing and are assignable and transferable to any titleholder now and in the future, (provided they are assignable and transferable).

         17. This offer is subject to the properties, other than Sarasota, being 100% occupied at the time of closings, with all tenants (EXCEPT FOR ASHLEY'S AT VENTURE AND SOUTHLAKE), occupying their space, opened for business and paying full rent current as shown on Exhibit B attached. Full rent shall include CAM, taxes, and insurance. SHOULD ANY PROPERTIES OTHER THAN SARASOTA BE LESS THAN 100% OCCUPIED, WITH ALL TENANTS OPEN FOR BUSINESS (EXCEPT THAT ASHLEY'S AT VENTURE AND SOUTHLAKE ONLY NEED TO HAVE TAKEN POSSESSION OF THEIR LEASED PREMISES AND COMMENCED PAYING FULL RENT CURRENT) AND PAYING FULL RENT AT THE TIME OF CLOSINGS THEN THE AMOUNT DUE AT CLOSINGS WILL BE ADJUSTED IN ACCORDANCE WITH EXHIBIT
              D. AT FAYETTEVILLE PAVILION, DELHAIZE SHALL BECOME THE GUARANTOR OF THE FOOD LION LEASE.

REVISED November 29, 2001

         18. Purchaser must receive the titles as stated above and a current Urban ALTA/ACSM as built survey for each property in accordance with the minimum standard detail requirements for ALTA/ACSM Land Title surveys jointly established and adopted by ALTA and ACSM in 1999 and includes all Table A optional survey responsibilities (except topography) which must be acceptable to Purchaser and the title company and paid for by Purchaser.

         19. Seller agrees to Immediately make available and disclose all information that Purchaser needs to evaluate the above property, including all inducements, abatements, concessions or cash payments given to tenants. Seller agrees to cooperate fully with Purchaser and Purchaser's representatives to facilitate Purchaser's evaluations and reports, including Purchaser obtaining at its cost,at least a one-year audit of the books and records of the property.

              Purchaser shall defend, indemnify and hold Seller and all shareholders, employees, officers, partners, members, managers and directors of Seller harmless from liability, cost and expense (including, without limitation, reasonable attorneys' and other professionals' fees and costs) suffered or incurred for injury to person or property caused by or as a result of Purchaser's inspection of the Property. This indemnity shall survive any termination and/or consummation of the transactions described hereby.

         20. Purchaser shall accept the existing parking lot sweeping AND LANDSCAPE MAINTENANCE contracts, for 3 years, for Venture, Douglas, Southlake, Westside, and Sarasota IN THE CASE OF THE SWEEPING CONTRACTS, AND FOR VENTURE, DOUGLAS, SOUTHLAKE AND SARASOTA IN THE CASE OF LANDSCAPE MAINTENANCE CONTRACTS; PROVIDED, HOWEVER, THAT THE VENDOR WITH RESPECT TO ANY OF THOSE CONTRACTS MAY TERMINATE THEM UPON THIRTY (30) DAYS PRIOR WRITTEN NOTICE TO PURCHASER.

              Until December 31,2002, Purchaser shall have a first right of offer to purchase the Hiram property previously called Property 3.

         21. If Purchaser notifies Seller of its intention not to close the transactions described herein, Property 4 IS NOT CLOSED BY DECEMBER 14, 2001 OR PROPERTY 2 IS not closed by December 21, 2001 or Properties 5 through 9 are not closed by December 28, 2001 (WITH THE EXCEPTION OF TURKEY CREEK PHASE II AND WESTSIDE PAVILION AND EXCEPT THAT, AT PURCHASER'S SOLE OPTION, THE CLOSING FOR PROPERTIES 6 AND 8 MAY BE EXTENDED TO A DATE NOT LATER THAN JANUARY 11, 2002 AND THE CLOSING FOR PROPERTY 9 MAY BE EXTENDED TO JANUARY 25, 2002) for any reason other than the willful and intentional breach by Seller of its obligations hereunder, then this offer/agreement shall terminate, and the parties will have no further rights, obligations or liabilities hereunder except in accordance with those provisions of this agreement that survive termination. If Purchaser does not close or declares its intention not to close on any of the Properties in the following order, then Seller shall have the right to terminate this offer/agreement, and the parties will have no further rights, obligations or liabilities hereunder except in accordance with those provisions of this agreement that survive termination: (I) DOUGLASVILLE PAVILION, (II) VENTURE POINTE, (III) SOUTHLAKE, (IV) FAYETTEVILLE PAVILION,(V) TURKEY CREEK (PHASE I), AND (VI) SARASOTA PAVILION.

         This offer, of course, is predicated upon the Purchaser's review and written approval of the existing leases, new leases, lease modifications (if any), all tenant correspondence, REA agreements, tenants' and guarantors' financial statements, sales figures, new construction, representations of income and expenses made by Seller, site inspection, environmental, appraisal, etc., and at least one year of audited operating statements on said property is requried that qualify, comply with and can be used in a public offering.

REVISED November 29, 2001

     If this offer is acceptable, please sign the original of this letter and initial each page, keeping copies for your files and returning the original to me by NOVEMBER 30, 2001.

                                         Sincerely,

ACCEPTED:                                INLAND REAL ESTATE ACQUISITIONS, INC.
                                         or nominee
/s/ Stan Thomas
--------------------------------------
STAN THOMAS, AS PRESIDENT OF             /s/ G. Joseph Cosenza
THOMAS ENTERPRISES, INC.                 G. Joseph Cosenza
                                         Vice Chairman

DATE: 11/30/01
     ---------------------------------


VENTURE POINT I, L.L.C.                  FOURTH QUARTER PROPERTIES XV, L.L.C.

BY: /s/ [ILLEGIBLE]                      BY: /s/ [ILLEGIBLE]
   -----------------------------------      ---------------------------------
ITS: Manager                             ITS: Manager
    ----------------------------------       --------------------------------
DATE: 11/30/01                           DATE: 11/30/01
     ---------------------------------        -------------------------------


SOUTHLAKE PAVILION COMPANY, INC.         FOURTH QUARTER PROPERTIES XI, L.L.C.

BY: /s/ [ILLEGIBLE]                      BY: /s/ [ILLEGIBLE]
   -----------------------------------      ---------------------------------
ITS: President                           ITS: Manager
    ----------------------------------       --------------------------------
DATE: 11/30/01                           DATE: 11/30/01
     ---------------------------------        -------------------------------


FOURTH QUARTER PROPERTIES XXIII, L.L.C.  FOURTH QUARTER PROPERTIES XXVII, L.L.C.

BY: /s/ [ILLEGIBLE]                      BY: /s/ [ILLEGIBLE]
   -----------------------------------      ---------------------------------
ITS: Manager                             ITS: Manager
     ---------------------------------        -------------------------------
DATE: 11/30/01                           DATE: 11/30/01
     ---------------------------------        -------------------------------


FOURTH QUARTER PROPERTIES IX, L.L.C.     FOURTH QUARTER PROPERTIES XVI, L.L.C.

BY: /s/ [ILLEGIBLE]                      BY: /s/ [ILLEGIBLE]
   -----------------------------------      ---------------------------------
ITS: Manager                             ITS: Manager
     ---------------------------------        -------------------------------
DATE: 11/30/01                           DATE: 11/30/01
     ---------------------------------        -------------------------------

INSERT IN PARAGRAPH 6


Whether or not listed on any tenant's estoppel certificate, Seller represents and warrants that it shall remain solely liable for any and all "punch list" items that are raised by tenants within twelve (12) months of accepting their space and shall be solely liable for claims or requests made by tenants for the correction of defects, provided that such liability shall apply only to those defects that are covered by a third party warranty benefiting Seller that is in effect at the time of the submission of a claim by a tenant. Notwithstanding anything herein to the contrary, Seller shall retain those rights under all third party warranties that apply to such defects. In no event will Seller's obligations to repair defects hereunder extend beyond the remaining time for the applicable warranty period, which in no case may exceed one (1) year from the date of closing of the respective Property. In no event shall Seller have any liability for defects for tenant spaces older than one (1) year in any property. Seller hereby represents and warrants to reimburse Purchaser (to the extent of a claim by any tenant) and subject to the limitations set forth above until any dispute as to a punch list item or defect is resolved. Purchaser shall refund Seller to the extent such offset of rent is ultimately paid by such tenant to Purchaser.

                            [VENTURE POINTE GRAPHIC]

                         [DOUGLASVILLE PAVILION GRAPHIC]

                          [SOUTHLAKE PAVILION GRAPHIC]

                              [TURKEY CREEK GRAPHIC]

                           [WESTSIDE PAVILION GRAPHIC]

                              [FAYATTEVILLE GRAPHIC]

                            [SARASOTA PAVILION GRAPHIC]

                                 VENTURE POINTE

                                   EXHIBIT B-2

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------------   -------   -----------   ------------   -------------   -------------
A     Kohl's G/L                  88,584    424,2?1.?0   $       4.90      March-01        March-21
A     Ultra III Cosmetics          8,805    178,100.00   $      20.00      June-96         June-07
A     Babies R Us, G/L            43,000    170,000.00           G/L     November-96      January-14
A     Goody's Family Clothing     35,172    31?,548.00   $       9.00       May-96          May-11
A     Hobby Lobby                 ?3,000    371,000.00   $       7.00    December-00     December-10
      Golfsmith                   25,139    278,529.00   $      11.00    December-97     November-12
      Barbecue Galore              5,000     97,500.00   $      19.50    December-97     December-08
      Gateway                      8,000    180,000.00   $      20.00    November-98     November-03
      Hallmark                     7,500    123,750.00   $      16.50      July-97       February-08
      Ashleys                     39,420    344,925.00   $       8.75    December-01     December-11
      School Box                   8,000     84,800.00   $      10.60    September-99    September-04
      Winfield Hall               15,000    210,000.00   $      14.00      June-01         June-08
                       TOTAL     334,620     2,755,414

A     Super Target Anchored
      174,000 sq. ft. they
      pay .61 for CAM

A     Costco Anchored

                                DOUGLAS PAVILION

                                   EXHIBIT B-4

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------------   -------   -----------   ------------   -------------   -------------
      PETsMART                    26,040    260,400.00   $      10.00     January-99      January-14
      Dress Barn                   8,938    134,085.00   $      15.00    September-98     January-07
      Rack Room Shoes              7,238    115,808.00   $      1?.00     August-98       August-08
      Party City - Georgia
      Operator                    12,000    174,000.00   $      14.50      July-98         June-08
      Office Max                  23,500    205,625.00   $       8.75     August-98      November-13
A     Marshall's                  30,513    224,880.81   $       7.37     August-98       August-08
A     Goody's                     29,792    268,128.00   $       9.00     October-98     September-13
A     Ross                        36,245    326,205.00   $       ?.00      April-01       January-12
      Joe's Crab House G/L         8,000     80,000.00            G/L     October-98      October-18
      Clothestime                  3,500     57,750.00   $      16.50      June-00         March-05
      Boot Village                 3,802     88,285.00   $      17.50       May-00          May-05
      A-1 Nails                    1,200     24,000.00   $      20.00      April-00        March-05
      Great Clips                  1,200     20,700.00   $      17.25      April-00       January-05
      Randstad                     2,000     37,000.00   $      18.50      April-00      December-04
      Casual Corner                9,936    158,976.00   $      16.00      June-01         April-10
      Funco Land                   1,?00     31,500.00   $      17.50      July-00       February-03
      Mattress Firm                4,103     67,699.50   $      16.50    November-99     November-09
      Hallmark                     ?,490     ?2,350.00   $      15.00    November-99     February-07
A     Pier One                     ?,363    133,422.75   $      14.25     October-99      October-09
      Media Play                  40,000    384,000.00   $       9.60    November-99      January-15
      Family Christian Store       5,003     81,298.75   $      16.25      March-00      December-09
                      TOTAL      267,764     2,936,114

      Target Anchored

      Target wanted to expand

                               SOUTHLAKE PAVILION

                                   EXHIBIT B-5

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------------   -------   -----------   ------------   -------------   -------------
      Ashley's, Undr. Nag.        53,168    451,851.50   $       8.50      March-02        March-12
      Circuit City                44,714    491,854.00   $      11.00    November-96      January-17
      Petco                       15,000    225,000.00   $      15.00       May-96          May-11
      Ross Stores                 32,17?    289,575.00   $       9.00     October-01      October-11
      Baptist Book Store           8,000     91,500.00   $      15.25      July-97         July-07
      David's Bridal               ?,800    148,?96.00   $      1?.87      April-98        June-0?

      Joe's Crab Shack (G/L)       7,500     92,500.00            G/L     October-97     September-17
      Holywood Video               7,468    138,528.00   $      18.?0    December-96     December-06
      Atlanta Bread                3,600     71,460.00   $      19.85     August-97       August-07
      Barnes & Noble              23,000    345,000.00   $      15.00     August-97      September-12
      Just 4 Feet                 16,881    373,914.15   $      22.15     October-97      January-13
      Comp USA                    2?,815    335,187.50   $      12.50     October-97      October-12
      O.B.'s BBO                   4,200     84,882.00   $      20.21      July-01         July-11
      Balley's                    12,000    211,920.00   $      17.68
      LA Fitness                  41,000    533,000.00   $      18.00    September-01    September-16
      TGIF, G/L                    4,400     75,000.00            G/L      March-9?        March-0?
      Taco Bill, G/L               2,200     42,247.00            G/L      March-98        March-18
      Road House Grill, G/L        7,186     85,000.00            G/L    February-98     February-08
      Gateway 2000                 8,000    188,800.00   $      23.35    February-98      January-03
      Mattress Firm                4,400     72,?00.00   $      16.50    February-98     February-08
      Touch of an Angle            1,200     25,200.00   $      21.00     January-98       April-03
      Great Clips                  1,200     23,400.00   $      19.50      April-98        July-03
      Excell Temp                  1,?00     26,400.00   $      18.50       May-98          May-03
      First Computer               1,?73     34,650.50   $      18.50      June-98         March-?8
      Planet Smoothle              1,200     23,400.00   $      19.50      April-98         May-03
      ??Touch Cellular             1,200     22,200.00   $      18.50      June-98         June-01
      Funco Land                   2,400     39,000.00   $      16.25      July-9?         July-02
      Play It Again Sports         2,320     46,240.00   $      19.50    February-99     February-04
      Shop                         3,120     49,920.00   $      16.00
A     Staples                     23,942    269,347.50   $      11.25      July-00         July-15
A     Old Navy                    22,500    236,250.00   $      10.50    November-01     November-06
A     Linen's N Things            35,000    401,450.00   $      11.47      July-01        January-17
      Catherines                   4,500     67,500.00   $      15.00    November-01     November-06
A     Famous Footwear             10,500    165,375.00   $      15.75    November-01     November-06
      Kindreds                    20,000    250,000.00   $      12.50
A     Goody's                     45,000    405,000.00   $       9.00      July-01         July-16
      Factory 2U                  12,000    120,000.00   $      10.00
A     Bell South                   5,775    112,612.50   $      19.50     August-00        July-05
      TOTAL                      523,848     6,661,451

      Target Anchored

      Home Depot adjacent

                                  TURKEY CREEK

                                   EXHIBIT B-6

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------------   -------   -----------   ------------   -------------   -------------
      Fashion Bug                  7,950    119,250.00   $      15.00      April-01       January-11
      Office Max                  23,500    258,500.00   $      11.00                     January-16
A     Linen-n-Things              35,000    376,250.00   $      10.75      March-01       January-17
A     Old Navy                    25,000    262,500.00   $      10.50      March-01      February-06
A     Goody's                     50,000    462,500.00   $       9.25    December-00      January-16
      Lifeway                     12,000    171,000.00   $      14.25     August-01       August-11
      Rack Room                    7,110    108,850.00   $      15.00     August-01       August-0?
A     Atlanta Bread                4,000     74,000.00   $      1?.50     August-01       August-11
      Marble Slab                  1,200     20,400.00   $      17.00     August-01       August-06
A     Radio Shack                  2,400     40,800.00   $      17.00     August-01       August-06
      Super Cuts                   1,200     22,500.00   $      18.75     August-01       August-06
      Window Pros                  1,200     21,600.00   $      18.00     August-01       August-06
      Image Art                    1,600     27,800.00   $      17.25     August-01       August-06
A     Payless                      2,800     49,000.00     Annualized     August-01       August-11
A     Cingular Wireless            1,200     21,600.00   $      18.00
      Friedman's                   1,600     28,000.00   $      17.50     August-01       August-06
      Bath & Body                  3,400     59,500.00   $      17.50     August-01       August-06
      Int'l Flair                  1,600     28,800.00   $      18.00     August-01       August-06
      Buffalow Wild Wings          5,000     90,000.00   $      18.00
                   Phase II
A     Pier One                    10,000    147,500.00   $      14.75
      Petsmart                    19,253    202,158.50   $      10.50
      Ross                        30,187    332,057.00   $      11.00
      Dollar Tree                 10,000    130,000.00   $      13.00
      Pearle Vision                2,100     36,750.00   $      17.50
A     GNC                          1,600     28,400.00   $      17.75    November-01     November-06
      Mangla Pizza                 2,400     43,200.00   $      18.00    November-01     November-06
A     Verizon                      3,000     54,000.00   $      18.00    November-01     November-06
      Shoe Dept.                   6,500    100,750.00   $      15.50     August-01       August-11
                    TOTAL        272,800     3,315,264

A     Super WalMart Anchored

A     Super Target Anchored

                                 WESTSIDE CENTRE

                                   EXHIBIT B-7

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------------   -------   -----------   ------------   -------------   -------------
A     Verizon                      4,276     74,830.00   $      17.50
      Rack Room                    8,000    144,000.00   $      18.00
A     Babies R Us                 30,000    180,000.00   $       6.00
A     Marshalla                   30,000    270,000.00   $       9.00
      Office Depot                20,000    210,000.00   $      10.50
      Bath & Body                  3,000     67,000.00   $      19.00
A     Bed Bath & Beyond           30,000    384,500.00   $      12.15
A     Famous Footwear             12,000    192,000.00   $      16.00
A     Michaels                    24,000    258,000.00   $      10.76
      Hancock Fabrics             12,500     83,125.00   $       6.65
      Factory to You              15,000    185,000.00   $      11.00
A     Goody's                     40,000    380,000.00   $       9.50
      Dick's                      45,000    517,600.00   $      11.50
A     Stain Mart                  36,000    246,600.00   $       ?.85
A     Ross                        30,000    307,500.00   $      10.25
      Hallmark                     6,000     93,000.00   $      15.50
      The Avenue                   5,000     80,000.00   $      16.00
      Petsmart                    19,235    221,202.50   $      11.?0
      Comp USA                    28,500    312,075.00   $      10.95
      Atlanta Bread                4,400     92,400.00   $      21.00
      Cost Cutters                 1,200     24,600.00   $      20.?0
      Catherines                   4,000     64,000.00   $      1?.00
      Radio Shack                  2,420     33,?80.00   $      14.00
      Hi Fi Buys                  11,000    181,500.00   $      16.50
      Dollar Tree                 10,000    115,000.00   $      11.50
      Shops                        6,500    107,250.00   $      16.50
      Super Nails                  1,200     21,600.00   $      18.00
      Joy's Stride Rite            1,500     24,000.00   $      18.00
A     QDOBA                        2,400     43,200.00   $      18.00
A     Retail                      11,433    165,778.50   $      14.50
      Retail                      10,000    145,000.00   $      14.50
      Retail                      20,000    240,000.00   $      12.00
      Retail                       7,800    113,100.00   $      14.50
      Party City                  12,000    144,000.00   $      12.00
                TOTAL            ?04,364     5,871,841

A     Super Target Anchored

                                SARASOTA PAVILION

                                   EXHIBIT B-9

                                                                             LEASE         LEASE
                                              ANNUAL         RENT        COMMENCEMENT    EXPIRATION
            TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------------   -------   -----------   ------------   -------------   -------------
A     PUBLIX                      51,420    487,922.00   $       9.10     January-00      December-20
A     CLOTHESTIME                  3,600     66,600.00   $      18.50      July-00        December-05
      SUPERMARKET OF SHOES         9,400    188,000.00   $      20.00     August-00        August-10
A     S & K MENSWEAR               4,000     74,000.00   $      18.50      June-00        January-06
A     RADIO SHACK                  2,?00     42,?00.00   $      17.00    December-01      December-06
      HALLMARK                     3,500     57,7?0.00   $      16.50    November-00      February-06
      EYE MASTER/VISIONWORKS       3,500     73,500.00   $      21.00       May-00        December-11
A     STEIN MART                  37,?0?    195,026.00   $       5.20     August-99        August-04
      NATIONAL WEIGHT LOSS         2,?00     35,000.00   $      14.00      July-01          July-06
A     HOOTERS                      3,500     82,250.00   $      23.50      July-00        December-10
A     MICHAELS                    2?,500    270,2?0.00   $      11.50    February-00      February-09
A     OLD NAVY                    25,000    250,000.00   $      10.00     January-00      January-10
A     MARSHALLS                   27,842    208,815.00   $       7.50     October-99      January-10
A     BED BATH & BEYOND           40,000    612,800.00   $      12.82    September-99     January-15
A     ROSS STORE                  30,000    340,500.00   $      11.35    September-01     January-16
A     FASHION BUG                  8,000     9?,000.00   $      12.00    September-01     January-11
      VACANT                       2,379     42,822.00   $      18.00
      CLEANERS                     1,095     13,140.00   $      12.00    September-01    September-04
      VACANT                       1,500     22,875.00   $      15.25
A     HERTZ                        1,?00     25,?00.00   $      16.00    September-01    September-06
      WEST COAST WIRELESS          1,149     25,278.00   $      22.00      April-01        March-06
      SUPERCUTS                    1,219     28,037.00   $      23.00      July-01          July-06
      SIESTA NUTRITION             1,507     35,415.00   $      23.50      March-01        March-06
      ?KATEBOARDS INC.             1,484     26,970.00   $      17.50    September-01    September-06
      ?UTE NAILS                   1,279     28,138.00   $      22.00    September-01      March-06
A     BOOKS A MILLION             23,000    258,750.00   $      11.25    September-00     January-11
      THE AVENUE                   5,040     85,6?0.00   $      17.00    September-01     January-13
      HAIR SALON                   2,000     44,000.00   $      22.00      March-01        March-06
A     PANERA BREAD                 4,500     90,000.00   $      20.00    September-01    September-11
                   TOTAL         ?23,519     3,688,618

                                   "EXHIBIT C"

                                                                REVISED ??/??/??

                                                                                                ???           DEC.'01
                              Estimated           ORIGINAL      NEW         ORIGINAL           TOTAL          CLOSING
    PROPERTY               Closing Dates           SQ. FT.    SQ. FT.        PRICE             PRICE           PRICE
--------------------- --------------------------- ----------- ---------- ---------------- ---------------- -------------
[ILLEGIBLE]                                               0           0  $             0  $             0  $           0

[ILLEGIBLE]           Est. 12/21/2001               334,620     334,620  $    25,862,205  $    26,314,789  $  2?,314,789

                                                          0           0  $             0  $             0  $           0

[ILLEGIBLE]           Est. 12/14/2001               267,764     267,764  $    27,159,610  $    27,159,610  $  27,159,610

[ILLEGIBLE]           Est. 12/28/2001               507,748     523,848  $    61,275,188  $    65,897,803  $  65,897,803

[ILLEGIBLE]           Est. Ph. I: 12/28/2001 -
                      1/11/2002
                      Est. Ph. II: 04/30/2002 -
                      09/30/2002                    239,260     272,800  $    29,123,691  $    32,611,779  $  22,039,091

[ILLEGIBLE]           Est. 04/30-09/30/2002-        497,661     504,3?4  $    55,835,571  $    56,056,735
                                                                         ---------------  ---------------

        Subtotal                                                         $   199,256,265  $   208,040,716

[ILLEGIBLE]           Est. 12/28/2001 - 1/11/2002               271,859                   $    28,982,874  $  28,982,874

[ILLEGIBLE]           Est. 12/28/2001 - 1/25/2002               323,519                   $    40,008,000  $  40,008,000

           TOTAL                                  1,?47,053   2,498,774  $   199,256,265  $   277,031,590  $ 210,402,167

                         JAN '02        APRIL '02      JULY '02   SEPT '02
                         CLOSING         CLOSING       CLOSING    CLOSING
    PROPERTY              PRICE           PRICE         PRICE      PRICE
--------------------- ------------- ------------------ --------- ----------
[ILLEGIBLE]           $          0  $               0  $      0  $      0

[ILLEGIBLE]

                      $          0  $               0  $      0  $      0

[ILLEGIBLE]

[ILLEGIBLE]                         construction loan
                                        or earnout

[ILLEGIBLE]                             Commit to
                                        Purchase

                                    $      10,572,688

[ILLEGIBLE]                             Commit to
                                        Purchase

                                    $      56,056,735
        Subtotal

[ILLEGIBLE]

[ILLEGIBLE]

           TOTAL      $          0  $      6?,629,423  $      0  $      0

                              FAYETTEVILLE PAVILION

                                   EXHIBIT B-8

                                                                       LEASE         LEASE
                                        ANNUAL         RENT        COMMENCEMENT    EXPIRATION
      TENANTS                S.F.     BASE RENT    PER SQ. FOOT        DATE           DATE
------------------------   -------   -----------   ------------   --------------   -----------
Food Lion/De?ha?ze          45,000    459,000.00   $      10.20      March-00      December-1?
Dick's                      45,000    405,000.00   $       9.00    November-01      January-16
Linen's-n-Things            35,000    376,250.00   $      10.75    December-01      January-16
Petsmart                    26,040    273,420.00   $      10.50     January-00      January-16
Marshall's                  30,000    228,800.00   $       7.82    November-98     October-08
Michaels                    23,669    213,021.00   $       9.00      March-99      February-09
Dollar Tree                  6,000     78,000.00   $      13.00    September-01    September-06
Party City                  11,000    165,000.00   $      15.00    November-?8     December-08
Retail                       3,000     45,000.00   $      15.00    November-01     November-08
Fashion Bug                  8,?00    102,000.00   $      12.00     October-00      October-10
Rack Room                    7,?00    117,000.00   $      16.?0     August-99       August-09
Radio Shack                  2,1?0     35,475.00   $      16.50     January-00      January-05
Funco Land                   1,850     31,450.00   $      17.00     January-00      January-03
Wave Tel                     2,450     33,075.00   $      13.50      March-01        March-06
Omega Sports                 6,300     91,350.00   $      14.50      June-00         June-05
Kyoto Express                2,400     43,200.00   $      18.00    December-00     December-05
Jersey Mike's                1,200     20,700.00   $      17.25    December-00     December-05
Super Cuts                   1,200     21,600.00   $      18.00      April-01        April-06
Familty Christian            ?,200     80,600.00   $      15.50      March-01        March-11
Verizon Wireless             3,200     57,600.00   $      18.00     January-01      December-05
Buffalo Wild Wings           5,200     88,400.00   $      17.00     January-02      January-12
             TOTAL         271,859     2,9?5,741

                                 Earnout Formula

          Property                                    Capitalization Rate
          --------                                    -------------------
          2. Venture Pointe                                 10.4710%
          4. Douglasville Pavillion                         10.8106%
          5. Southlake Pavillion                            10.1088%
          6. Turkey Creek Pavillion Phases I & II           10.1658%
          7. Westside Center                                10.1177%
          8. Fayettville Pavillion Phases I & II            10.2327%

At the closings, if any of the tenants listed on Exhibits B2 and B4 - B8 (or any substitute described below) has not taken possession of their premises and begun paying full rent on a current basis including all pass through amounts, or has taken possession of their premises and has begun paying rent at an amount less than that set forth in the respective Exhibits B2 and B4 - B8, then the amount due to Seller for the respective Property shall be the amount equal to the actual base minimum rent for such subject property divided by the applicable capitalization rate set forth above, but in no event more than the amount for each Property (except for Exhibit B7 and Phase II of Exhibit B6 which will not be subject to this limitation) set forth in paragraph 1 of the Agreement and as listed on Exhibit C. At the closings, if any of the tenants listed on Exhibits B2 and B4 - B8 (or any substitute tenants therefore reasonably acceptable to Purchaser) are paying rent at an amount in excess of that amount set forth in the applicable Exhibits B2 and B4 - B8, then the amount due to Seller for such premises shall be the actual base minimum rent divided by the applicable capitalization rate set forth above, but in no event more than the amount for each Property (except for Exhibit B7 and Phase II of Exhibit B6 which will not be subject to this limitation) set forth in paragraph 1 of the Agreement and as listed on Exhibit C. [IN CONNECTION WITH THE AUTOMATED TELLER MACHINE LOCATED ON TURKEY CREEK (B6), THE PURCHASE PRICE FOR PHASE II THEREOF WILL BE INCREASED AS A RESULT THEREOF IN AN AMOUNT EQUAL TO THE BASE MINIMUM RENT GENERATED BY THE AUTOMATED TELLER MACHINE DIVIDED BY THE APPLICABLE CAPITALIZATION RATE SET FORTH ABOVE AND SELLER WILL BE ENTITLED TO ALL RENTAL PROCEEDS THEREOF UNTIL THE PURCHASE PRICE APPLICABLE THERETO IS PAID TO SELLER FROM PURCHASER.]

At any time before the expiration of eighteen (18) months following the closing of the respective Property, Seller have a license and right to enter upon the premises of any Property listed on B2 and B4 - B8 upon which a structure currently exists but which is vacant at the time of closing of such Property to construct tenant improvements and build out for the vacant space (as such space may be modified by Seller in a manner reasonably acceptable to Purchaser and in compliance with all applicable laws, leases and restrictions of record) provided
(i) Seller will not unreasonably interfere with any other tenant of the respective Property or such Property's operations, (ii) Seller will take all actions reasonably requested by Purchaser to prevent any mechanic's lien from attaching to the respective Property, (iii) Seller will indemnify Purchaser with respect to the construction of the tenant improvements and build out on the respective Property and (iv) Seller will enter into contracts for construction of such improvements with responsible contractors which will provide all insurance and payment bonds generally required for construction related activities of this type. Purchaser shall, at Seller's sole cost and expense, assist Seller in obtaining all necessary permits, shall otherwise reasonably cooperate in such construction and shall execute leases for applicable leasing spaces which have been approved by Purchaser (which approval is not to be unreasonably withheld), provided that Purchaser shall bear no liability or expenses incurred in connection with such construction or leasing and placing tenants in such spaces. Once such premises are completed, a final certificate of occupancy has been issued, the respective tenant has taken possession of and accepted such premises "as is", has opened for business and has begun paying full rent on a current basis including all pass through amounts, then Purchaser shall pay to Seller an amount equal to the base minimum rent from such tenant divided by the applicable capitalization rate set forth above, but in no event [(WHEN ADDED TO THE AMOUNT PREVIOUSLY PAID TO SELLER AT THE CLOSING OF THE APPLICABLE PROPERTY)] more than the amount for each Property except for Phase II of Exhibit B6 and Exhibit B7 set forth in paragraph 1 of the Agreement and as listed on Exhibit C, not later than ten (10) business days following Seller's written request therefor, accompanied by tenant's estoppel.

All closings for these additional improvements must comply with all of the terms and conditions contained in the entire Agreement, [WITH THE EXCEPTION OF MATTERS IN THE GENERAL ADDENDUM OR VENTURE ADDENDUM,] Seller hereby waives all rights to additional amounts for improvements not completed with tenants occupying their respective premises and paying full rent on a current basis including all pass through amounts and otherwise complying with these provisions and the Agreement not later than eighteen (18) months following the closing of the respective Property.

                                GENERAL ADDENDUM

         So long as leases acceptable to Purchaser have been executed for such area, Purchaser agrees to provide construction financing at a rate of nine percent (9%) per annum (funded monthly upon certification by Purchaser's Inspector whose fees and expenses will be paid by Seller) to Seller to construct improvements (either as currently depicted on the site plan or substitutions [THEREFOR] reasonably acceptable to Purchaser and in conformance with all legal requirements) on [THE UNBUILT PORTIONS OF THE WESTSIDE CENTER IN HUNTSVILLE, ALABAMA (B7) THE UNBUILT PORTIONS OF PHASE II OF TURKEY CREEK (B6), ON] either side of Goody's at Southlake Pavilion [(B5)], and BW3 at Fayetteville [(B8)], provided that in no case will Purchaser be required to provide financing in excess of $70.00 per square foot. The documents evidencing this loan will be reasonably acceptable to both parties. [WITHOUT REFERENCE TO THE REQUIREMENT THAT THE STRUCTURE CURRENTLY EXISTS.] Seller will have the rights to construct such improvements in accordance with and subject to the terms and conditions of Exhibit D, and provided that Seller will have the right to access and construct such improvements in accordance with the terms of Exhibit D and shall be entitled to payment of earnout amounts calculated in accordance with Exhibit D for four (4) years from the date of closing of the respective property.

         At Seller's sole cost and expense, the parties will exert their best efforts to subdivide the outparcels indicated as Century Bank, Nationsbank and SunTrust on Exhibit [B9] in accordance with all applicable laws, leases and restrictions of record. If not subdivided earlier, this obligation shall survive closing. If the outparcels have not been subdivided within [TWELVE(12)] months of closing, then [PURCHASER IS UNCONDITIONALLY OBLIGATED TO PURCHASE SUCH OUTPARCELS FROM SELLER FOR A PURCHASE PRICE OF TWO (2) MILLION DOLLARS ($2,000,000) ON A DATE NOT LATER THAN TEN (10) BUSINESS DAYS FOLLOWING SELLER'S DEMAND THEREFOR ACCOMPANIED BY EACH TENANT'S ESTOPPEL CERTIFICATE. ALL CLOSINGS FOR THESE OUTPARCELS MUST COMPLY WITH ALL OF THE TERMS AND CONDITIONS CONTAINED IN THE ENTIRE AGREEMENT. UNTIL PURCHASER ACQUIRES THE OUTPARCELS, SELLER IS ENTITLED TO ALL RENTAL PROCEEDS THEREFROM AND PURCHASER HEREBY AGREES TO DELIVER ALL RENTAL PROCEEDS TO SELLER NOT LATER THAN FIVE (5) DAYS AFTER ITS RECEIPT THEREOF FROM EACH TENANT OF AN OUTPARCEL. PURCHASER IS NOT LIABLE TO SELLER FOR ANY DEFAULT BY THE TENANT OF EACH SUCH OUTPARCEL, BUT WILL COOPERATE WITH SELLER TO ENFORCE SUCH LEASES AT SELLER'S SOLE COST AND EXPENSE].

                                VENTURE ADDENDUM

         Prior to closing, Seller and Purchaser will cooperate to subdivide certain portions of the Venture Property (the "Outlots") crosshatched on [EXHIBIT] A-2 consisting of approximately ______ square feet ("Outlot 1"), and approximately ______ square feet ("Outlot 2"), and to the extent either of such Outlots are so subdivided they shall not be conveyed to Purchaser. If either of such Outlots are not subdivided before closing, then with respect to such Outlots conveyed to Purchaser, Seller and Purchaser will exert their best efforts to subdivide such Outlots and reconvey them to Seller at no cost to Seller. Such Outlots will be subdivided only if they can be conveyed as separate legal lots under all applicable laws and no lease or reciprocal easement agreement (""REA"") will be violated as a result thereof and further provided that all future use of the Outlots will be restricted by existing leases at the Venture Property and the REA. Seller will have no right to require construction financing with respect to either Outlot. If the Outlots are not subdivided [AND WITHOUT REFERENCE TO THE REQUIREMENT THAT THE STRUCTURE CURRENTLY EXISTS]. Seller will have the right to construct improvements on the Outlots in accordance with and subject to the terms and conditions of Exhibit D, provided that Seller will have the right to access and construct such improvements and shall be entitled to payment of earnout amounts set forth in Exhibit D for three (3) years from the date of closing of the Venture Property (based on the capitalization rate for the Venture Property set forth in Exhibit
D). If the Outlots are subdivided, then, if Seller constructs any improvements on the Outlots, a final certificate of occupancy is issued, the respective tenant has taken possession of and accepted such premises ""as is,"" has opened for business and has begun paying rent on a current basis including all pass through amounts, all within three (3) years from the date of the closing of the Venture Property, then Seller, at its sole option, may require Purchaser to purchase such improvements and take assignment of and assume all applicable leases (provided that Purchaser shall be entitled to review and approve all leases, which approval will not be unreasonably withheld), and Purchaser shall pay to Seller an amount equal to the base minimum rent from such tenant divided by the capitalization rate set forth for the Venture Property in Exhibit D. Such closing will comply with all of the terms and conditions contained in the entire Agreement.